As filed with the Securities and Exchange Commission on October 27, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTA CAPITAL HOLDINGS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

QCH CAPITAL TRUST I

(Exact name of registrant as specified in its charter)

Delaware	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

QCH CAPITAL TRUST II

(Exact name of registrant as specified in its charter)

Delaware	To Be Applied For
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Cumberland House
1 Victoria Street
Hamilton HM 11
Bermuda
(441) 294-6350

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Agent for Service:
CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(212) 894-8400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Amar Budarapu
Baker & McKenzie LLP
2001 Ross Avenue
Suite 2300
Dallas, Texas 75201
(214) 978-3000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.         .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.         .

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Preferred shares(3)(4)
Junior subordinated debt securities(3)(4)
Trust preferred securities of QCH Capital Trust I and QCH Capital Trust II(5)
Guarantees of trust preferred securities(6)
Total	$125,000,000	$14,712.50

(1)	Such indeterminate number or amount of preferred shares and junior subordinated debt securities of Quanta Capital Holdings Ltd., or the Company, and trust preferred securities of QCH Capital Trust I and QCH Capital Trust II, or collectively, the QCH Capital Trusts, as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as Euros). Subject to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, in no event will the aggregate maximum offering price of all securities issued by the Company and the QCH Capital Trusts pursuant to this Registration Statement exceed $125,000,000. If any junior subordinated debt securities are issued with original issue discount, the initial offering price of such debt securities shall be used in calculating the aggregate maximum offering price.

(2)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(3)	Also includes an indeterminate amount of preferred shares and junior subordinated debt securities as may be issued pursuant to anti-dilution adjustments or upon conversion of or exchange for any other preferred shares or junior subordinated debt securities that provide for conversion or exchange into other securities.

(4)	No separate consideration will be received for the preferred shares or junior subordinated debt securities issuable upon conversion of or in exchange for preferred shares or junior subordinated debt securities.

(5)	There is being registered hereunder an indeterminate amount and number of trust preferred securities of the QCH Capital Trusts as may be sold from time to time.

(6)	No separate consideration will be received for the guarantees of the trust preferred securities. Junior subordinated debt securities may be purchased by each of the QCH Capital Trusts with the proceeds of the sale of trust preferred securities, in which case no separate consideration will be received for the junior subordinated debt securities. Such junior subordinated debt securities may be later distributed to the holders of the trust preferred securities upon dissolution of the QCH Capital Trusts.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 27, 2005

PROSPECTUS

$125,000,000

Quanta Capital Holdings Ltd.

Preferred Shares and Junior Subordinated Debt Securities

QCH Capital Trust I
QCH Capital Trust II

Trust Preferred Securities Fully and Unconditionally Guaranteed to the extent set forth in this prospectus by Quanta Capital Holdings Ltd.

We may offer, from time to time, preferred shares and junior subordinated debt securities, at prices and on terms that we will determine at the time of the offering. We will provide the specific terms of the securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you decide to invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered securities. We may sell the securities directly or distribute them through underwriters or dealers. See ‘‘Plan of Distribution.’’ In addition, the underwriters may overallot a portion of the securities.

QCH Capital Trust I and QCH Capital Trust II, or collectively, the QCH Capital Trusts, are Delaware statutory trusts. Each QCH Capital Trust may offer, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each QCH Capital Trust.

Our common shares are listed on the Nasdaq National Market System under the symbol ‘‘QNTA.’’ On October 25, 2005, the last reported sale price of our common shares on the Nasdaq National Market System was $4.35. There is no market for the other securities we may offer.

Investing in our securities involves risks. See ‘‘Risk Factors’’ beginning on page 6.

None of the Securities and Exchange Commission, any state securities regulators, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is  , 2005.

 PROSPECTUS SUMMARY

Overview

This prospectus is part of a joint registration statement filed by Quanta Capital Holdings Ltd. and the QCH Capital Trusts with the Securities and Exchange Commission, or the SEC, using a ‘‘shelf’’ registration process. Under this shelf process we, and in the case of an offering of trust preferred securities, the QCH Capital Trusts, may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $125,000,000.

Under this prospectus, we may offer and sell preferred shares and junior subordinated debt securities. In addition, the trusts may offer and sell trust preferred securities which will be subject to a guarantee by us to the extent set forth in this prospectus and in an applicable supplement to this prospectus.

This prospectus provides you with a general description of the securities we or the QCH Capital Trusts may offer. Each time we or the QCH Capital Trusts sell securities, we or the QCH Capital Trusts, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the headings ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Information by Reference.’’

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate as of the date of this document. Our business, financial condition, results of operations and prospects may have changed since that date.

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act 2003 of Bermuda, which regulates the sale of securities in Bermuda. In addition, the Bermuda Monetary Authority, or the BMA, must approve all issuances and transfers of securities of a Bermuda exempted company. The BMA has issued its permission for the free issuance and transferability of our securities, as long as any of our shares are listed on the Nasdaq National Market System or other appointed stock exchanges, to and among persons who are non-residents of Bermuda for exchange control purposes. The issue and transfer of in excess of 20% of the common shares to and among persons who are residents of Bermuda for exchange control purposes requires prior authorization from the BMA. Any other transfers remain subject to approval by the BMA. In addition, at the time of issue of each prospectus supplement, we will deliver to and file a copy of this prospectus and the prospectus supplement with the Registrar of Companies in Bermuda in accordance with Bermuda law. The BMA and the Registrar of Companies accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

In this prospectus, references to the ‘‘company,’’ ‘‘we,’’ ‘‘us’’ or ‘‘our’’ refer to Quanta Capital Holdings Ltd. and its subsidiaries and branch, which include, Quanta Reinsurance Ltd., Quanta U.S. Holdings Inc., Quanta Reinsurance U.S. Ltd., Quanta Indemnity Company, Quanta Specialty Lines Insurance Company, Quanta Europe Ltd., Quanta 4000 Ltd., Environmental Strategies Consulting LLC, Quanta Technical Services LLC and Quanta Europe Ltd.'s branch in the United Kingdom, unless the context suggests otherwise. We refer to Quanta Reinsurance Ltd., Quanta Reinsurance U.S. Ltd., Quanta Indemnity Company, Quanta Specialty Lines Insurance Company, Quanta Europe Ltd., Quanta 4000 Ltd, Environmental Strategies Consulting LLC, Quanta Europe Ltd.'s branch in the United Kingdom and our Lloyd's syndicate as Quanta Bermuda, Quanta U.S. Re, Quanta Indemnity,

Quanta Specialty Lines, Quanta Europe, Quanta 4000 Ltd., Syndicate 4000 at Lloyd's, ESC, Quanta U.K. and Syndicate 4000, as the case may be. References to Quanta Holdings refer solely to Quanta Capital Holdings Ltd. In this prospectus, references to the QCH Capital Trusts refer to QCH Capital Trust I and QCH Capital Trust II.

In this prospectus, amounts are expressed in U.S. dollars, except as otherwise indicated, and the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. We have registered the mark ‘‘Quanta’’ in the U.S. Patent and Trademark Office. All other brand names or trade names appearing in this prospectus are the property of their respective holders.

Quanta Capital Holdings Ltd.

We are a Bermuda holding company formed to provide specialty insurance, reinsurance, risk assessment and risk consulting products and services on a global basis through our subsidiaries. We were incorporated in May 2003 and began conducting our business in September 2003. We focus on writing coverage for specialized classes of risk through a team of experienced, technically qualified underwriters. These specialty lines insurance and reinsurance products differ significantly from products written in the standard market. In the standard market, insurance rates and forms are highly regulated, products and coverages are largely uniform and have relatively predictable exposures, and companies tend to compete for customers on the basis of price and service. In contrast, the specialty insurance and reinsurance markets provide coverage for risks that are often unusual or difficult to place and do not fit the underwriting criteria of standard commercial products carriers. As a result, our insurance and reinsurance products require extensive technical underwriting skills and risk assessment resources and, in many cases, engineering expertise, in order to be profitably underwritten. We also provide risk assessment and risk consulting products and services to our clients.

Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic events (such as earthquakes, hurricanes, floods, fires and other natural or man-made disasters), levels of underwriting capacity, as defined by availability of capital, and other factors. While we expect our returns to be impacted by the cyclical nature of the insurance and reinsurance industry, we believe that disciplined pricing and technical risk assessment through prudent risk selection in these lines will result in superior returns on equity for our shareholders during different business cycles compared to insurers and reinsurers in other lines of business. We also believe that products and policies within specialty insurance and reinsurance lines that require technical underwriting and risk assessment expertise experience less competitive pricing pressure and volatility because of barriers to entering these markets, which exist principally due to the difficulty of acquiring experienced and specialized personnel with these skills.

Our objective is to target insurance and reinsurance products and areas where we believe we can derive a competitive advantage from our technical underwriting skills and that meet our risk and long-term profitability criteria. We proactively manage our allocation of capital and resources among our insurance and reinsurance product lines and among products within those product lines.

Quanta Holdings' principal executive offices are located at Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda, and its telephone number is (441) 294-6350.

QCH Capital Trusts

We created two Delaware statutory trusts, each pursuant to a declaration of trust executed by us as sponsor for each trust and its trustees. The trusts are named QCH Capital Trust I and QCH Capital Trust II.

An Amended and Restated Declaration of Trust for each of the QCH Capital Trusts will contain the terms and conditions under which the QCH Capital Trusts will issue and sell their preferred securities and common securities. We refer to each Amended and Restated Declaration of Trust as a declaration with respect to that QCH Capital Trust. Copies of the forms of declarations are included as exhibits to the registration statement of which this prospectus is a part.

Unless an applicable prospectus supplement provides otherwise, each QCH Capital Trust exists solely to:

•	issue and sell preferred securities, which we refer to as trust preferred securities. The proceeds of the trust preferred securities will be invested in a specified series of our junior subordinated debt securities;

•	issue and sell common securities, which we refer to as trust common securities. The trust common securities will be issued and sold to us in exchange for cash. The proceeds from the sale will be invested in additional series of our junior subordinated debt securities; and

•	engage in other activities only as are necessary, convenient or incidental to the above two purposes.

The QCH Capital Trusts will not borrow money, issue debt, reinvest proceeds derived from investments, pledge any of their assets or otherwise undertake or permit to be undertaken any activity that would cause them to not be classified as grantor trusts for United States federal income tax purposes. Each QCH Capital Trust is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

We will, directly or indirectly, own all of the trust common securities. Unless otherwise disclosed in the applicable prospectus supplement, the holder of the trust common securities will receive payments that will be made on a ratable basis with the trust preferred securities. However, the right of the holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the right of the trust preferred securities holders if there is a continuing event of default under the declaration.

We will, directly or indirectly, acquire trust common securities having an aggregate liquidation amount equal to the percentage set forth in the applicable prospectus supplement of the total capital of the QCH Capital Trusts.

Unless an applicable prospectus supplement provides otherwise, each QCH Capital Trust will have a term of 30 years, but may be dissolved earlier if its declaration so provides.

We will guarantee the trust preferred securities of each QCH Capital Trust as described in this prospectus and the applicable prospectus supplement. We will pay all fees and expenses related to each QCH Capital Trust and the offering of the trust preferred securities by each QCH Capital Trust.

The principal place of business of each QCH Capital Trust is c/o Quanta Capital Holdings Ltd., Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda. The telephone number is (441) 294-6350.

The trustees of each QCH Capital Trust will conduct the business and affairs of their respective QCH Capital Trust. The trustees' duties and obligations will be governed by the declaration of their respective QCH Capital Trust. Each QCH Capital Trust's trust common securities holders will be entitled to appoint, remove, replace or change the number of trustees for their respective QCH Capital Trust.

Each QCH Capital Trust will include the following trustees:

•	at least one administrative trustee, who is an officer of or a person employed by us or our subsidiaries;

•	at least one institutional trustee, which is a financial institution that is not affiliated with us and which will act as institutional trustee and indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms described in an applicable prospectus supplement; and

•	at least one Delaware trustee, which is an individual resident of, or a legal entity with a principal place of business in, the State of Delaware, unless the QCH Capital Trust's institutional trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law.

The trustees of each QCH Capital Trust are collectively referred to as the trustees. Unless otherwise indicated in an applicable prospectus supplement, the institutional trustee will be The Bank of New York and the Delaware trustee currently is The Bank of New York (Delaware), with its Delaware office located at 502 White Clay Center, Route 273, Newman, Delaware 19711.

Some Risks Relating to Our Company

As part of your evaluation of our company, you should take into account the risks we will face. See ‘‘Risk Factors’’ beginning on page 6. You should carefully consider these risk factors together with all the other information included in or incorporated by reference into this prospectus. Some of the risks include:

•	On October 5, 2005, A.M. Best Company, Inc., or A.M. Best, placed the financial strength rating assigned to Quanta Bermuda and its subsidiaries and Quanta Europe, currently ‘‘A−’’ (excellent), under review with negative implications. Upon further review by A.M. Best, our financial strength rating could be downgraded. A downgrade in our rating would materially and adversely affect our ability to execute our business strategy and our competitive position resulting in a substantial loss of business and business opportunities as insureds and ceding companies purchase insurance or reinsurance from companies with higher claims-paying and financial strength ratings instead of from us.

•	We may require additional capital in the future, which may not be available on favorable terms or at all. The amount and timing of these capital requirements will depend on many factors, including our ability to write new and renewal business successfully in accordance with our expectations and to establish premium rates and reserves at levels sufficient to cover our losses. If we cannot obtain adequate capital, our business, financial condition and results of operations will be adversely affected.

•	The occurrence of losses from catastrophic events, such as the hurricanes in 2004 and 2005, have had, and future catastrophic events may have, a material adverse effect on our ability to write new and renewal business and on our results of operations and financial condition.

•	We have a limited operating history. If we are unable to implement our business strategy or operate our business as we currently expect, our results may be adversely affected.

•	We may misevaluate the risks we seek to insure in the underwriting and pricing of our products. If we misevaluate these risks, our business, reputation, financial condition and results of operations could be materially and adversely affected.

•	We compete with a large number of companies in the insurance and reinsurance industry for underwriting revenues. In addition, newly formed and existing insurance industry companies have recently raised capital to meet perceived demand in the current environment and address underwriting capacity issues. Many of our competitors have more (in some cases substantially more) capital and greater marketing and management resources than we have and may offer a broader range of products and more competitive pricing than we expect to, or will be able to, offer.

•	We may not be able to manage our growth effectively, and this could have a material adverse effect on our business, financial condition and results of operations.

•	Our success depends upon our ability to accurately assess the risks associated with the businesses that we insure and reinsure. To the extent actual claims exceed our expectations we will be required to immediately recognize the less favorable experience as we become aware of it. This could cause a material increase in our liabilities and reduction of capital.

•	The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described or incorporated by reference into this prospectus. If any of the risks discussed in or incorporated by reference into this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly and you may lose all or a part of your investment.

Risks Related to our Business

A.M. Best has placed our financial strength rating under review with negative implications and a downgrade in our rating could materially and adversely affect our ability to execute our business strategy and cause a default under our credit facility.

Competition in the types of insurance and reinsurance business that we underwrite and reinsure are based on many factors, including the perceived financial strength of the insurer and ratings assigned by independent rating agencies. A.M. Best is generally considered to be a significant rating agency with respect to the evaluation of insurance and reinsurance companies. Its ratings are based on a quantitative evaluation of a company's performance with respect to profitability, leverage and liquidity and a qualitative evaluation of spread of risk, investments, reinsurance programs, reserves and management. In addition, its rating of us takes into consideration the fact that we have recently commenced our operations. Insurance ratings are used by customers, brokers, reinsurers and reinsurance intermediaries as an important means of assessing the financial strength and quality of insurers. In addition, the rating of a company seeking reinsurance, also known as a ceding company, may be adversely affected by the lack of a rating of its reinsurer. Therefore, the lack of a rating or a poor rating will dissuade a ceding company from reinsuring with us and will influence a ceding company to reinsure with a competitor of ours.

As a result of the losses expected to be incurred by us due to Hurricanes Katrina and Rita, on October 5, 2005, A.M. Best placed the financial strength rating assigned to Quanta Bermuda and its subsidiaries and Quanta Europe, currently ‘‘A−’’ (excellent), under review with negative implications. Upon further review by A.M. Best, our financial strength rating could be downgraded. We cannot assure you that we will be able to maintain our current rating or that A.M. Best will not downgrade our current rating. Any ratings downgrade would adversely affect our ability to do business. Further, a ratings downgrade would result in a substantial loss of business and business opportunities as insureds and ceding companies purchase insurance or reinsurance from companies with higher claims-paying and financial strength ratings instead of from us. A ratings downgrade would also constitute a default under our credit facility and under certain other agreements or may require us to post additional collateral pursuant to our agreements. Additionally, ceding companies will have the right to terminate a significant portion of our reinsurance treaties if A.M. Best downgrades our rating below our current rating of A−. We intend to work closely with A.M. Best to maintain our current A.M. Best rating. In this regard, we are reviewing our capital structure, developing a capital raising plan and implementing plans to conduct an internal analysis of our technical risk property and property reinsurance lines of business and the efficacy of our catastrophe models over the next few months. Pending the outcome of this analysis, we will discontinue the writing of new business in these areas. We do not intend to discontinue or make changes in certain program businesses, including our Home Buyers' Warranty program, which is reported within our technical risk property insurance line of business. We cannot assure you that these efforts or other actions taken by us will result in us maintaining our current A.M. Best rating.

We may require additional capital in the future, which may not be available on favorable terms or at all.

We may need to raise additional funds through financings in order to fully implement our business plan or restore capital due to losses relating to the catastrophic events, such as the Hurricanes in the third and fourth quarters of 2005. We may require additional capital because some of the markets in which we place specialty insurance require higher capital levels than the capital we have currently available. We may also require additional funds to acquire other businesses or groups of underwriters or other personnel. The amount and timing of these capital requirements will depend on many factors, including our ability to write new business successfully in accordance with our expectations and to establish premium rates and reserves at levels sufficient to cover our losses. At this time, we are not able to quantify the amount of additional capital we may require in the future or predict the timing of our future capital needs. Any equity or debt financing, if available at all, may be on terms that are not favorable to us. If we are able to raise capital through equity financings, your interest in our company would be diluted, and the securities we issue may have rights, preferences and privileges that are senior to the shares offered under this prospectus. If we cannot obtain adequate capital, our business, financial condition and results of operations will be adversely affected.

We have a limited operating history. If we are unable to implement our business strategy or operate our business as we currently expect, our results may be adversely affected.

We were organized on May 23, 2003 and began our business operations during the fourth quarter of 2003. Because we only commenced operations in the fourth quarter of 2003, we are still in the process of developing strong name recognition or a reputation in the insurance and reinsurance industry. Businesses, such as ours, that are in their early stages of development, present substantial business and financial risks and may suffer significant losses. We must retain key employees and other staff, develop and maintain business relations, continue to establish operating procedures, implement additional new systems, maintain relationships with insurance regulatory agencies or organizations and complete other tasks necessary for the conduct of our business activities. If we are unable to successfully complete these actions in a timely manner, our results may be adversely affected. As a result of catastrophic events such as the hurricanes in the U.S. during 2004 and 2005, and other industry factors or factors specific to us, we have altered and may continue to alter our methods of conducting our business, such as the nature, amount and types of risks we assume and the terms and limits of the products we write or intend to write.

Our future performance cannot be predicted based on the financial information included in our annual report on Form 10-K for the year ended December 31, 2004 and in our quarterly report on Form 10-Q for the quarter ended June 30, 2005.

We were formed in 2003, and we only have one full fiscal year of operating and financial history. As a result, there is limited historical financial and operating information available to help you evaluate our performance. Companies in their early stages of development present substantial business and financial risks and may suffer significant losses. Our historical financial results may not accurately indicate our future performance.

The occurrence of losses from catastrophic events, such as the hurricanes in 2004 and 2005, have had, and future catastrophic events may have, a material adverse effect on our ability to write new and renewal business and on our results of operations and financial condition.

We underwrite property and casualty insurance and reinsurance and have large aggregate exposures to natural and man-made disasters such as hurricane, typhoon, windstorm, flood, earthquake, acts of war, acts of terrorism and political instability. Our loss experience generally has and we expect that it will continue to include infrequent events of great severity. The risks associated with natural and man-made disasters are inherently unpredictable, and it is difficult to predict the timing of such events with statistical certainty or estimate the amount of loss any given occurrence will generate. The extent of losses from a catastrophe is a function of both the total amount of insured exposure in the area affected by the event and the severity of the event.

The occurrence of losses from catastrophic events such as the hurricanes in 2004 and 2005 have had, and future catastrophic events may have, a material adverse effect on our ability to write new and renewal business and our results of operations and financial condition. On October 26, 2005, we announced our estimated net losses related to Hurricanes Katrina and Rita to be approximately $68.5 million. We have also estimated our net losses related to Hurricane Wilma to be between approximately $8 million and $15 million. These net losses take into account the receipt of anticipated recoverable amounts under reinsurance and retrocessional agreements and the effects of reinstatement premiums. Our estimated losses are attributable to our property reinsurance, technical risk property insurance and marine, technical risk and aviation reinsurance business lines. They are derived from a review of our potential exposure to these events and are not based on actual reported losses. We will not know our exact losses for some time given the uncertainty around the industry loss estimates, the size and complexity of Hurricanes Katrina, Rita, and Wilma, limited claims data and potential legal and regulatory developments related to potential losses. As a result, our losses may vary significantly from our estimates. Further, based on our current estimate of losses related to Hurricane Katrina, we have substantially exhausted our reinsurance and retrocessional protection with respect to Hurricane Katrina. If our Hurricane Katrina losses prove to be greater than currently anticipated, we may have no further reinsurance and retrocessional coverage available. In addition, if there are further catastrophic events during our current policy year, our retrocessional coverage for these events may be limited or we may have no coverage at all. In this regard, we are reviewing our capital structure, developing a capital raising plan and implementing plans to conduct an internal analysis of our technical risk property and property reinsurance lines of business and the efficacy of the catastrophe models over the next few months. Pending the outcome of this analysis, we will discontinue the writing of new business in these areas. We do not intend to discontinue or make changes in certain program businesses, including our Home Buyers' Warranty program, which is reported within our technical risk property insurance line of business.

Losses from these types of catastrophic events could eliminate our shareholders' equity and statutory surplus (which is the amount remaining after all liabilities, including loss reserves, are subtracted from all admitted assets, as determined under statutory accounting principles). Increases in the values and geographic concentrations of insured property and the effects of inflation have resulted in increased severity of industry losses in recent years and we expect that those factors will increase the severity of catastrophe losses in the future.

If actual claims exceed our loss reserves, our financial results could be significantly adversely affected.

Our success depends upon our ability to accurately assess the risks associated with the businesses that we insure and reinsure. To the extent actual claims exceed our expectations we will be required to immediately recognize the less favorable experience as we become aware of it. This could cause a material increase in our liabilities and reduction of capital. It is early in our history and the number and size of reported claims may increase, and their size could exceed our expectations.

A portion of our business is property catastrophe and other classes with high attachment points of coverage. Reserving for losses in the property catastrophe market is inherently complicated in that losses in excess of the attachment level of our policies are characterized by high severity and low frequency, and other factors which could vary significantly as claims are settled. This limits the volume of relevant industry claims experience available from which to reliably predict ultimate losses following a loss event.

In addition, there always exists a reporting lag between a loss event taking place and the reporting of the loss to us. These incurred but not reported losses are inherently difficult to predict. Because of the variability and uncertainty associated with loss estimation, it is possible that our individual case reserves for each catastrophic event and other case reserves are incorrect, possibly materially.

These factors require us to make significant assumptions when establishing loss reserves. Since we have insufficient past loss experience, we supplement this information with industry data. This industry data may not match our risk profile, which introduces a further degree of uncertainty into the process. Accordingly, actual claims and claim expenses paid may deviate, perhaps substantially, from the reserve estimates reflected in our financial statements.

In our reinsurance business line, like other reinsurers, we do not separately evaluate each of the individual risks assumed under reinsurance treaties. Therefore, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that the ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded may not adequately compensate us for the risks we assume.

If our loss reserves are determined to be inadequate, we will be required to increase loss reserves at the time of such determination with a corresponding reduction in our net income in the period in which the deficiency is rectified. It is possible that claims in respect of events that have occurred could exceed our loss reserves and have a material adverse effect on our results of operations or our financial condition in general.

The failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations.

We seek to limit our loss exposure by writing a number of our reinsurance contracts on an excess of loss basis, adhering to maximum limitations on reinsurance written in defined geographical zones, limiting program size for each client and by prudent underwriting of each program written. In the case of proportional treaties, we seek per occurrence limitations or loss ratio caps to limit the impact of losses from any one event. We cannot be sure that any of these loss limitation methods has been or will be effective. We also seek to limit our loss exposure by geographic diversification. Geographic zone limitations involve significant underwriting judgments, including the determination of the area of the zones and the inclusion of a particular policy within a particular zone's limits. We cannot assure you that various provisions of our policies, such as limitations or exclusions from coverage or choice of forum, will be enforceable in the manner we intend. Disputes relating to coverage and choice of legal forum may also arise. Underwriting is inherently a matter of judgment, involving important assumptions about matters that are inherently unpredictable and beyond our control, and for which historical experience and probability analysis may not provide sufficient guidance. One or more catastrophic or other events, such as the hurricanes in 2004 and 2005, could result in claims that substantially exceed our expectations, which could have a material adverse effect on our financial condition or our results of operations, possibly to the extent of eliminating our shareholders' equity.

We are dependent on our chief executive officer and other key executives and may not be able to hire and retain key employees or successfully integrate our management team.

Our success will depend largely on our senior management, which includes, among others, Tobey J. Russ, our chief executive officer. We have an employment agreement with Mr. Russ for employment through September 2008, which include non-competition obligations. We also have an employment agreement with Jonathan J.R. Dodd, our interim chief financial officer, and an employment agreement with Gary G. Wang, our chief risk officer, and other key employees, who presently do not have non-competition agreements with us. Therefore, these other executive officers and key employees may voluntarily terminate their employment with us at any time and are not restricted from seeking employment with our competitors or others who may seek their expertise, including newly formed insurance companies who may be seeking employees as they prepare to enter the same market segments in which we compete. We do not currently maintain key man life insurance policies with respect to any of our key executives.

Our ability to implement our business strategy depends on the retention and continued successful integration of our management team and other personnel. Our inability to attract, integrate and retain members of our management team, key employees and other personnel could delay or prevent us from fully implementing our business strategy and could significantly and negatively affect our business. Further, if we were to lose the services of our senior executives or key employees, our business could be materially and adversely affected. We cannot assure you that we will successfully attract, retain and integrate our executives, key employees and other personnel.

We compete with a large number of companies in the insurance and reinsurance industry for underwriting revenues.

We compete with a large number of other companies in our selected lines of business. We compete with major insurers and reinsurers, such as ACE Limited, American International Group, Inc., CNA Financial Corporation, The Chubb Corporation, XL Capital Ltd., Arch Capital Group Ltd., Swiss Reinsurance Company, Berkshire Hathaway Inc., Munich Re Group, St. Paul Travelers and

other Bermuda insurers and reinsurers, such as Endurance Specialty Holdings Ltd., AXIS Capital Holdings Limited, Allied World Assurance Company, Ltd., Platinum Underwriters Holdings, Ltd. and Montpelier Re Holdings Ltd. These insurers and reinsurers offer the lines of insurance and reinsurance that we offer or will offer, target the same markets as we do and utilize similar business strategies. We face competition both from specialty insurance companies, underwriting agencies and intermediaries, as well as diversified financial services companies. In addition, newly formed and existing insurance industry companies have recently raised capital to meet perceived demand in the current environment and address underwriting capacity issues. Other newly formed and existing insurance companies may also be preparing to enter the same market segments in which we compete or raise new capital. Since we have a limited operating history, many of our competitors have greater name and brand recognition than we have. Many of them also have more (in some cases substantially more) capital and greater marketing and management resources than we have and may offer a broader range of products and more competitive pricing than we expect to, or will be able to, offer. We cannot assure you that we will be able to timely or effectively implement our business strategies in a manner that will generate returns on capital superior to those of our competitors.

Our competitive position is based on many factors, including our perceived financial strength, ratings assigned by independent rating agencies, geographic scope of business, client relationships, premiums charged, contract terms and conditions, products and services offered (including the ability to design customized programs), speed of claims payment, reputation, experience and qualifications of employees and local presence. Since we have recently commenced operations, we may not be able to compete successfully on many of these bases. If competition limits our ability to write new and renewal business at adequate rates, our return on capital may be adversely affected.

A number of new, proposed or potential industry developments could further increase competition in our industry. These developments include:

•	programs in which state-sponsored entities provide property insurance in catastrophe-prone areas or other ‘‘alternative markets’’ types of coverage; and

•	changing practices caused by the Internet, which may lead to greater competition in the insurance business.

New competition from these developments could cause the supply and/or demand for insurance or reinsurance to change, which could affect our ability to price our products at attractive rates and adversely affect our underwriting results.

We may misevaluate the risks we seek to insure in the underwriting and pricing of our products. If we misevaluate these risks, our actual insured losses may be greater than our loss reserves, which would negatively impact our business, reputation, financial condition and results of operation.

We are a Bermuda company formed to provide specialty lines insurance and reinsurance products on a global basis through our operating subsidiaries. The market for specialty lines insurance and reinsurance products differs significantly from the standard market. In the standard market, insurance rates and forms are highly regulated, products and coverages are largely uniform and have relatively predictable exposures and companies tend to compete for customers on the basis of price and service. In contrast, the specialty market, especially the structured insurance and reinsurance market, provides coverage for risks that do not fit the underwriting criteria of the standard carriers. We have formed teams of experienced underwriting officers and underwriters with specialized knowledge of their respective market segments to manage each of our product lines where we currently write business. Our success will depend on the ability of these underwriters to accurately assess the risks associated with the businesses that we insure. Underwriting for specialty lines and structured insurance and reinsurance products requires us to make assumptions about matters that are inherently unpredictable and beyond our control and for which historical experience and probability analysis may not provide sufficient guidance. Further, underwriting for specialty lines presents particular difficulties because there is usually limited information available on the client's loss history for the perils being insured and structured insurance products frequently involve coverages for multiple years and multiple business segments. If we fail to adequately evaluate the risks to be insured, our business, financial condition and results of operations could be materially and adversely affected.

Significant periods of time often elapse between the occurrence of an insured loss, the reporting of the loss to an insurer and payment by the insurer of that loss. As we recognize liabilities for unpaid losses, we will continue to establish reserves. These reserves represent estimates of amounts needed to pay reported losses and unreported losses and the related loss adjustment expense. Loss reserves are only an estimate of what an insurer anticipates the ultimate costs of claims to be and do not represent an exact calculation of liability. Estimating loss reserves is a difficult and complex process involving many variables and subjective judgments, particularly for new companies, such as ours, that have limited loss development experience. As part of our reserving process, we review historical data as well as actuarial and statistical projections and consider the impact of various factors such as:

•	trends in claim frequency and severity;

•	changes in operations;

•	emerging economic and social trends;

•	inflation; and

•	changes in the regulatory and litigation environments.

This process assumes that past experience, adjusted for the effects of current developments and anticipated trends, is an appropriate basis for predicting future events. There is no precise method, however, for evaluating the impact of any specific factor on the adequacy of reserves, and actual results are likely to differ from original estimates. In addition, unforeseen losses, the type or magnitude of which we cannot predict, may emerge in the future. To the extent our loss reserves are insufficient to cover actual losses or loss adjustment expenses, we will have to add to these loss reserves and incur a charge to our earnings, which could have a material adverse effect on our financial condition, results of underwriting and cash flows.

In addition, because we, like other reinsurers, do not separately evaluate each of the individual risks assumed under reinsurance treaties, we are largely dependent on the original underwriting decisions made by ceding companies. We are subject to the risk that our ceding companies may not have adequately evaluated the risks to be reinsured and that the premiums ceded to us may not adequately compensate us for the risks we assume.

We may not be able to manage our growth effectively.

We only began our business operations in the fourth quarter of 2003 and we need to timely execute our business strategy to realize our goals. This has and will continue to place significant demands on our management and other resources. As we grow our business in the future, we may need to raise additional capital, continue to obtain, develop and implement systems and acquire and retain human resources. These processes are time consuming and expensive, will increase management responsibilities and will absorb management attention. We cannot assure you that we will be able to meet our capital needs, expand our systems effectively, allocate our human resources optimally, identify and hire qualified employees or incorporate effectively the components of any businesses we may acquire in our effort to achieve growth. The failure to manage our growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our utilization of program managers and other third parties to support our business exposes us to operational and financial risks.

In our program product line, we rely on program managers, and other agents and brokers participating in our programs, to produce and service a substantial portion of our business in this segment. In these arrangements, we typically grant the program manager the right to bind us to newly issued insurance policies, subject to underwriting guidelines we provide and other contractual restrictions and obligations. Should our managers issue policies that contravene these guidelines, restrictions or obligations, we could nonetheless be deemed liable for these policies. We intend to resist claims that exceed or expand on our underwriting intention, however, it is possible that we would not prevail in such an action, or that our program managers would be unable to substantially indemnify us for their contractual breach. We also rely on our managers, or other third parties we retain, to collect premiums and to pay valid claims. While we aim to mitigate these risks in the contracts we enter into, we still have exposure to their credit and operational risk, without necessarily relieving us of our obligations to potential insureds. We could also be exposed to potential liabilities relating to the claims practices of the third party administrators we have retained to manage claims activity that we expect to arise in our program operations. Although we have implemented auditing and other oversight protocols for our program, we cannot assure you that these measures will be sufficient to alleviate all of these exposures.

We are also subject to the risk that our successful program managers will not renew their programs with us. Our contracts are generally for defined terms of as little as one year, and either party can cancel the contract in a relatively short period of time. We cannot assure you that we will retain the programs that produce profitable business or that our insureds will renew with us. Failure to retain or replace these producers would impair our ability to execute our growth strategy, and our financial results could be adversely affected.

Our business is dependent upon insurance and reinsurance brokers, and the failure to develop or maintain important broker relationships could materially adversely affect our ability to market our products and services.

We market our insurance and reinsurance products primarily through brokers, and we derive a significant portion of our business from a limited number of brokers. Our specialty reinsurance segment, which generated $251.8 million, or 50.9%, of our gross premiums written during the year ended December 31, 2004, generated approximately 31.4%, 21.4%, 15.9% and 10.5% of its gross premiums written through Guy Carpenter & Company, Inc., Rattner MacKenzie Limited, Benfield Group and Willis Group. No other broker accounted for more than 10% of gross premiums written for the year ended December 31, 2004. In addition, our specialty reinsurance segment, which generated $139.6 million, or 40.9%, of our gross premiums written during the six months ended June 30, 2005, generated approximately 46.8%, 18.8% and 12.7% of its gross premiums written through Guy Carpenter & Company, Inc., Rattner MacKenzie Limited and Benfield Group. Affiliates of at least two of the brokers through whom we market our products, Marsh Inc. and Marsh & McLennan Companies, Inc., or collectively, Marsh, and Aon Corporation, are also co-sponsors of Bermuda reinsurers that compete with us, and those brokers may decide to favor the companies they sponsored over other companies. While our senior management team and underwriting officers have industry relationships with major industry brokers that we believe are allowing us to continue to establish our presence in the insurance and reinsurance markets, we cannot assure you that we will successfully maintain these relationships. The failure to develop or maintain relationships with brokers from whom we expect to receive our business could have a material adverse effect on us.

Our specialty insurance segment is dependent on the premiums derived from a residential builders' and contractors' program, the loss of which could have a material adverse effect on revenues and profitability.

Our specialty insurance segment, which accounted for 47.1% of gross premiums written during the first six months of 2005, offers a residential builders' and contractors' program that provides general liability, warranty, builders' risk and excess liability coverages for new home contractors throughout the United States. This program accounted for approximately 58.1% of our specialty insurance segment gross written premiums during the first six months of 2005. We believe that a material portion of our gross premiums written in the specialty insurance segment for the foreseeable future will continue to be derived from this program. If the program managers do not renew this program with us or we fail to otherwise retain this program, our financial results could be materially and adversely affected.

Our reliance on brokers subjects us to their credit risk.

In accordance with industry practice, we anticipate that we will frequently pay amounts owed on claims under our insurance or reinsurance contracts to brokers, and these brokers, in turn, will pay these amounts over to the clients that have purchased insurance or reinsurance from us. If a broker fails to make such a payment in a significant portion of business that we write, it is highly likely that we will be liable to the client for the deficiency under local laws or contractual obligations. Likewise, when the client pays premiums for these policies to brokers for payment over to us, these premiums are considered to have been paid and, in most cases, the client will no longer be liable to us for those amounts, whether or not we actually receive the premiums from the brokers. Consequently, we will assume a degree of credit risk associated with brokers around the world with respect to most of our insurance and reinsurance business.

The impact of the investigations into anti-competitive practices in the insurance industry cannot be predicted and may have a material adverse effect on our results of operations and financial condition.

In October 2004, the Office of the Attorney General of the State of New York filed a civil complaint against Marsh alleging, among other things, that Marsh and certain insurance companies participated in anti-competitive practices in connection with the process of placing and underwriting certain classes of business insurance. This action resulted from an industry-wide investigation relating to the conduct of insurance and reinsurance brokers, which is ongoing. A number of companies engaged in the insurance business have recently received subpoenas and other requests for information from the SEC and the New York Attorney General and other insurance, governmental and enforcement authorities requesting information with respect to certain practices in the insurance and reinsurance industries. In November 2004, the Acting Director of the Division of Insurance, Illinois Department of Financial and Professional Regulation commenced an investigation against Aon Corporation and its subsidiaries and affiliates, or Aon, relating to contingent commissions and other business practices that may have created actual or potential conflicts of interest. Thereafter, in March 2005, similar allegations were made in actions commenced by the Attorney Generals for New York, Illinois and Connecticut and the investigation commenced by the Superintendent of Insurance of the State of New York. In January 2005, Marsh agreed to pay $850 million to settle these charges described above. In March 2005, Aon agreed to pay $190 million in restitution to settle the claims made in the actions against it. We were not a party to the Marsh or Aon litigation and did not receive any subpoena or information requests with respect to this litigation. We did receive, and have complied with, requests for information from the Departments of Insurance of North Carolina and Colorado and from Lloyd's of London, or Lloyd's. We are unable to predict the impact, if any, that these investigations, and any increased regulatory oversight that might result therefrom, may have on our business and financial results.

Current legal and regulatory activities relating to certain finite risk insurance products could affect our business, results of operations and financial condition.

Finite risk reinsurance has become the focus of investigations by the Securities and Exchange Commission and numerous state Attorneys General. Finite-risk reinsurance has been defined as a form of reinsurance in which, among other things, the time value of money is considered in the product's design and pricing, in addition to the expected amount of the loss payments.

At this time, we are unable to predict the potential effects, if any, that these investigations may have upon the insurance and reinsurance markets and industry business practices or what, if any, changes may be made to laws and regulations regarding the industry and financial reporting. Any of the foregoing could adversely affect our business, results of operations and financial condition.

We could face unanticipated losses from war, terrorism and political unrest, and these or other unanticipated losses could have a material adverse effect on our financial condition and results of operations.

We may have exposure to unexpected losses resulting from future man-made catastrophic events, such as acts of war, acts of terrorism and political instability. Although we may attempt to exclude losses from terrorism and certain other similar risks from some coverages we write, we may not be successful in doing so. In addition, we have written, and will continue to write policies explicitly limiting the exposure of our clients to the credit worthiness of their commercial trade partners in some emerging markets or to political uncertainty in those countries which could interfere with the execution of commercial contracts they have entered into. These risks are inherently unpredictable and may increase the frequency or severity of losses. It is difficult to predict the timing of such events or to estimate the amount of loss that any given occurrence will generate. To the extent that losses from such risks occur, our financial condition and results of operation could be materially adversely affected.

Continued or increased premium levies by Lloyd's for the Lloyd's Central Fund and cash calls for trust fund deposits or a significant downgrade of Lloyd's A.M. Best rating could materially and adversely affect us.

We participate in Lloyd's through Syndicate 4000, our Lloyd's segment. Syndicate 4000 was created in December 2004 and currently writes traditional specialty insurance products including professional liability (professional indemnity and directors' and officers' coverage), fidelity and crime (financial institutions). Whenever a member of Lloyd's is unable to pay its debts to policyholders, these debts may be payable by the Lloyd's Central Fund, which acts similarly to state guaranty funds in the United States.

The Lloyd's Central Fund protects Lloyd's policyholders against the failure of a member of Lloyd's to meet its obligations. The Central Fund is a mechanism that, in effect, ‘‘mutualizes’’ unpaid liabilities among all members, whether individual or corporate. The fund is available to back Lloyd's policies issued after 1992. Lloyd's requires members to contribute to the Central Fund, normally in the form of an annual contribution, although a special contribution may be levied. The Council of Lloyd's has discretion to call up to 3% of underwriting capacity in any one year. Policies issued before 1993 have been reinsured by Equitas, an independent insurance company authorized by the Financial Services Authority, or FSA. However, if Equitas were to fail or otherwise be unable to meet all of its obligations, Lloyd's may take the view that it is appropriate to apply the Central Fund to discharge those liabilities Equitas failed to meet. In that case, the Council of Lloyd's may resolve to impose a special or additional levy on the existing members, including Lloyd's corporate members such as Quanta 4000 Ltd., to satisfy those obligations.

Additionally, Lloyd's insurance and reinsurance business is subject to local regulation, and regulators in the United States require Lloyd's to maintain certain minimum deposits in trust funds as protection for policyholders in the United States. These deposits may be used to cover liabilities in the event of a major claim arising in the United States and Lloyd's may require us to satisfy cash calls to meet claims payment obligations and maintain minimum trust fund amounts.

Any premium levy or cash call would increase the expenses of Syndicate 4000 and Quanta 4000 Ltd., its corporate member, without providing compensating revenues and could have a material adverse effect on our results. The Lloyd's of London market is currently rated ‘‘A’’ (Excellent) by A.M. Best and ‘‘A’’ by Standard & Poor's. In the event that Lloyd's rating is downgraded below ‘‘A−’’ in the future, the downgrade could have a material adverse effect on our ability to underwrite business through Syndicate 4000 and on our financial condition or results of operations.

The availability of reinsurance and retrocessional coverage that we use to limit our exposure to risks may be limited, and counterparty credit and other risks associated with our reinsurance arrangements may result in losses which could adversely affect our financial condition and results of operations.

To limit our risk of loss and to mitigate the volatility of losses upon our financial results, we use reinsurance and retrocessional coverage, which is reinsurance of a reinsurer's business. The availability and cost of reinsurance and retrocessional protection is subject to market conditions, which are beyond our control. Currently, there is a high level of demand for these arrangements. The occurrence of additional large loss events could reduce the reinsurance coverage that is available to us and could weaken the financial condition of our reinsurers which could have a material adverse effect on our results of operations. We cannot assure you that we will be able to renew adequate protection at cost-effective levels in the future.

As a result of market conditions and other factors, we may not be able to successfully alleviate risk through reinsurance and retrocessional arrangements. Further, we will be subject to credit risk with respect to our reinsurance and retrocessional arrangements because the ceding of risk to reinsurers and retrocessionaires will not relieve us of our liability to the clients or companies we insure or reinsure. Our failure to establish adequate reinsurance or retrocessional arrangements or the failure of our reinsurance or retrocessional arrangements to protect us from overly concentrated risk exposure could adversely affect our business, financial condition and results of operations.

We must continue to develop, implement and integrate new software and systems.

Our software systems are not fully integrated. While we have acquired new software and systems responsible for accounting, claims management, modeling and other tasks relating to our insurance and reinsurance operations, we must continue to implement and integrate these software and systems with each other and with those that we are developing ourselves. In addition, we must acquire or obtain the right to use additional software and systems and continue to develop those systems as well as any systems that we are creating internally. During this process, we rely on more manual processes, which have an increased risk of errors and we require more controls than we expect to need once our systems are fully integrated. In addition, our failure to acquire, implement or integrate our systems in a timely and effective manner could impede our ability to achieve our business strategy and could significantly and adversely affect our business, financial condition and results of operations.

We may pursue additional opportunities to acquire complementary businesses or groups of underwriters or other individuals, which could adversely affect our financial situation if we fail to successfully integrate the acquired business or group.

Since our organization on May 23, 2003, we have acquired ESC, a provider of risk assessment and consulting services, Quanta Specialty Lines, an excess and surplus lines insurer, and Quanta Indemnity, a U.S. licensed insurer with licenses in approximately 44 states. We intend to continue to pursue selective acquisitions of complementary businesses or groups of underwriters or other individuals in the future. Inherent in any future acquisition are certain risks, such as the difficulty of assimilating operations, services, cultures, products and facilities of the acquired business or group, which could have a material adverse effect on our operating results, particularly during the period immediately following such acquisition. Additional debt or equity capital may be required to complete, integrate and fund future acquisitions of these businesses or groups, and there can be no assurance that we will be able to raise the required capital. Furthermore, acquisitions involve a number of risks and challenges, including:

•	diversion of management's attention;

•	the need to integrate acquired businesses, groups of underwriters or other individuals;

•	potential loss of key employees and customers of the acquired business or group;

•	lack of experience in operating in the geographical market of the acquired business or group;

•	an increase in our expenses and working capital requirements;

•	misjudgment of the value of the acquired businesses or groups of underwriters in determining the price paid for the acquisition; and

•	inaccurate assessment of the amount or nature of the liabilities or obligations of the businesses being acquired or assuming liabilities unknown to us at the time of the acquisition.

Any of these and other factors could adversely affect our ability to achieve anticipated cash flows at acquired operations or realize other anticipated benefits of acquisitions.

Our business could be adversely affected by Bermuda employment restrictions.

We have hired and may continue to hire a number of non-Bermudians to work for us in Bermuda. Under Bermuda law, non-Bermudians (other than spouses of Bermudians) may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. Work permits may be granted or extended by the Bermuda government upon showing that, after proper public advertisement in most cases, no Bermudian (or spouse of a Bermudian) or a holder of a permanent resident's certificate or holder of a working resident's certificate is available who meets the minimum standard requirements for the advertised position. The Bermuda government recently announced a new policy limiting the duration of work permits to six years, with certain exemptions for key employees. While we have been able to obtain work permits that we have needed for our employees to date, we can not assure you that we will not encounter difficulties in the future. We may not be able to use the services of one or more of our key employees if we are not able to obtain work permits for them, which could have a material adverse effect on our business.

A significant amount of our invested assets is subject to market volatility.

We invest the premiums we receive from customers. Our investment portfolio currently contains highly rated and liquid fixed income securities. Because we classify substantially all of our invested assets as available for sale, we expect changes in the market value of our securities will be reflected in our consolidated balance sheet. The remainder of our invested assets is classified as trading. Changes in the market value of these securities are reflected in our consolidated statement of operations. Our investment portfolio is invested by several professional investment advisory management firms under the direction of our management team in accordance with our investment guidelines and are subject to market-wide risks and fluctuations, as well as to risks inherent in particular securities. The volatility of our claims may force us to liquidate securities, which may cause us to incur capital losses. Our investment results and, therefore, our financial condition may also be impacted by changes in the business, financial condition or results of operations of the entities in which we invest, as well as changes in interest rates, government monetary policies, general economic conditions and overall market conditions. Further, if we do not structure our investment portfolio so that it is appropriately matched with our insurance and reinsurance liabilities, we may be forced to liquidate investments prior to maturity at a significant loss to cover such liabilities. Investment losses could significantly decrease our asset base, which will affect our ability to conduct business.

We may be adversely affected by interest rate changes.

Our investment portfolio contains interest rate-sensitive instruments, such as bonds, which may be adversely affected by changes in interest rates. Because of the unpredictable nature of losses that may arise under insurance and reinsurance policies, we expect our liquidity needs will be substantial and may arise at any time. Increases in interest rates during periods when we sell investments to satisfy liquidity needs may result in losses. Changes in interest rates could also have an adverse effect on our investment income and results of operations. For example, if interest rates decline, reinvested funds will earn less than expected.

In addition, our investment portfolio includes highly-rated mortgage-backed securities. As with other fixed income investments, the fair market value of these securities fluctuates depending on market and other general economic conditions and the interest rate environment. Changes in interest rates can expose us to prepayment risks on these investments. In periods of declining interest rates, mortgage prepayments generally increase and mortgage-backed securities are prepaid more quickly, requiring us to reinvest the proceeds at the then current market rates.

Interest rates are highly sensitive to many factors, including governmental monetary policies, domestic and international economic and political conditions and other factors beyond our control. Although we attempt to take measures to manage the risks of investing in a changing interest rate environment, we may not be able to mitigate interest rate sensitivity effectively. Our mitigation efforts include maintaining a high quality portfolio with a relatively short duration to reduce the effect of interest rate changes on book value. Despite our mitigation efforts, a significant increase in interest rates could have a material adverse effect on our book value.

Fluctuations in currency exchange rates may cause us to experience losses.

Our functional currency is the U.S. dollar. Our operating currency generally is also the U.S. dollar. However, we expect the premiums receivable and losses payable in respect of a portion of our business will be denominated in currencies of other countries. We will attempt to manage our foreign currency risk by seeking to match our liabilities under insurance and reinsurance policies that are payable in foreign currencies either with forward purchase contracts or with investments that are denominated in these currencies.

To the extent we believe that it may be practical, we hedge our foreign currency exposure with respect to potential losses by maintaining assets denominated in the same currency or entering into forward purchase contracts for specific currencies. We use forward purchase contracts when we are advised of known or probable significant losses that will be paid in non-U.S. currencies in order to manage currency fluctuation exposure. We also use forward purchase contracts to hedge our non-U.S. dollar currency exposure with respect to premiums receivable, which will be generally collected over the relevant contract term to the extent practical and to the extent we do not expect we will need these receipts to fund potential losses in such currencies. We also make foreign currency-denominated investments, generally for the purpose of improving overall portfolio yield. However, we may not be successful in reducing foreign currency exchange risks. As a result, we may from time to time experience losses resulting from fluctuations in values of foreign currencies, which could have a material adverse effect on our results of operations.

Our profitability may be adversely impacted by inflation.

The effects of inflation could cause the severity of claims to rise in the future. Our reserve for losses and loss expenses will include assumptions about future payments for settlement of claims and claims handling expenses, such as medical treatments and litigation costs. To the extent inflation causes these costs to increase above reserves established for these costs, we would be required to increase our loss reserves with a corresponding reduction in our net income in the period in which the deficiency is identified.

We have made certain decisions concerning the allocation of our capital base among our subsidiaries. Those decisions could have a major impact on our ability to meet our growth and return objectives.

We have established operating subsidiaries in Bermuda, Ireland and the United States and a branch in the United Kingdom. We allocate capital among our subsidiaries in such a way as we believe will maximize the composite return to shareholders stemming from our overall capital base. These capital allocation decisions require us to make various profitability, risk, operating, regulatory and tax assumptions. If our assumptions are not correct, we may not allocate our capital optimally. In light of the regulatory constraints on moving capital, this could adversely affect our ability to meet our growth and return objectives.

ESC's risk assessment and risk consulting products and services could adversely affect our business.

The assessment and analysis of environmental liabilities, and the management, remediation, and engineering of environmental conditions constitute a significant portion of our technical services business. These businesses involve risks, including the possibility that we may be liable to clients, third parties and governmental authorities for clean-up costs, property damage, personal injuries, breach of contract or breach of warranty claims, fines and penalties and regulatory action. As a result, we could be subject to substantial liabilities or fines in the future that could adversely affect our business.

Our liability transfer program may expose us to liability.

From time to time, we may offer a liability assumption program under which a special-purpose entity assumes specified liabilities (at times including taking title to property) associated with environmental conditions for which we provide consulting services. Our liability assumption program requires extensive technical skills and judgments in order to evaluate the significant risks associated with the properties subject to the program. We will be exposed to substantial liabilities related to the environmental conditions associated with assuming liabilities with respect to these properties that could materially adversely affect our financial position.

ESC's services may expose us to professional liability in excess of its current insurance coverage.

ESC may have liability to clients for errors or omissions in the services it performs. These liabilities could exceed ESC's insurance coverage and the fees ESC derives from those services. Prior to our acquisition of ESC, ESC maintained general liability insurance and professional liability insurance. The cost of obtaining these insurance policies is rising. We cannot assure you that this insurance will be sufficient to cover any liabilities ESC incurs or that we will be able to maintain ESC's insurance at reasonable rates or at all. If we terminate ESC's policies and do not obtain retroactive coverage, we will be uninsured for claims against ESC made after termination even if these claims are based on events or acts that occurred during the term of the policy. In addition, we cannot assure you that we will be able to obtain insurance coverage for the new services or areas into which we expand ESC's services on favorable terms or at all.

Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and to make payments on our indebtedness and other liabilities.

Quanta Holdings is a holding company. As a result, we do not, and will not, have any significant operations or assets other than our ownership of the shares of our subsidiaries.

Dividends and other permitted distributions from our operating subsidiaries will be our sole source of funds to pay dividends, if any, to shareholders and to meet ongoing cash requirements, including debt service payments and other expenses. Bermuda law and regulations, including, but not limited to Bermuda insurance regulation, restricts the declaration and payment of dividends and the making of distributions by Quanta Bermuda and Quanta U.S. Re unless specific regulatory requirements are met. In addition, each of Quanta Europe, Quanta Specialty Lines and Quanta Indemnity is subject to significant regulatory restrictions limiting its ability to declare and pay dividends. In addition, any dividends paid by Quanta U.S. Holdings will be subject to a 30% withholding tax. The inability of our operating subsidiaries to pay dividends in an amount sufficient to enable us to meet our cash requirements at the holding company level could have a material adverse effect on our operations and on our ability to pay dividends and make payments on our indebtedness. See ‘‘Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty Lines, Quanta U.S. Re and Quanta Indemnity.’’

We are subject to Bermuda regulatory constraints that affect our ability to pay dividends on our shares and make other payments. Under the Companies Act 1981 of Bermuda, as amended, or the Companies Act, we may declare or pay a dividend out of distributable reserves only if we have reasonable grounds for believing that we are, and will after the payment be, able to pay our liabilities as they become due and if the realizable value of our assets will thereby not be less than the aggregate of our liabilities and issued share capital and share premium accounts.

We are subject to extensive regulation in Bermuda, the United States and Ireland, which may adversely affect our ability to achieve our business objectives. If we do not comply with these regulations, we may be subject to penalties, including fines, suspensions and withdrawals of licenses, which may adversely affect our financial condition and results of operations.

We are subject to extensive governmental regulation and supervision. Most insurance regulations are designed to protect the interests of policyholders rather than shareholders and other investors. These regulations, generally administered by a department of insurance in each jurisdiction in which we will do business, relate to, among other things:

•	standards of solvency, including risk-based capital measurements;

•	licensing of insurers and their agents;

•	limits on the size and nature of risks assumed;

•	restrictions on the nature, quality and concentration of investments;

•	restrictions on the ability of our insurance company subsidiaries to pay dividends to us;

•	restrictions on transactions between insurance company subsidiaries and their affiliates;

•	restrictions on the size of risks insurable under a single policy;

•	requiring deposits for the benefit of policyholders;

•	approval of policy forms and premium rates;

•	requiring certain methods of accounting;

•	periodic examinations of our operations and finances;

•	prescribing the form and content of records of financial condition required to be filed; and

•	requiring reserves for unearned premium, losses and other purposes.

Insurance departments also conduct periodic examinations of the affairs of insurance companies and require the filing of annual and other reports relating to financial condition, holding company issues and other matters. These regulatory requirements and the periodic examinations which as a newly formed group of companies we may be more frequently subject to than more established companies, may adversely affect or inhibit our ability to achieve some or all of our business objectives.

In addition, regulatory authorities have relatively broad discretion to deny or revoke licenses for various reasons, including the violation of regulations. We intend to base some of our practices on our interpretations of regulations or practices that we believe are generally followed by the industry. These practices may turn out to be different from the interpretations of regulatory authorities. If we do not have the requisite licenses and approvals or do not comply with applicable regulatory requirements, insurance regulatory authorities could preclude or temporarily suspend us from carrying on some or all of our activities or otherwise penalize us. This could adversely affect our ability to operate our business. Further, changes in the level of regulation of the insurance or reinsurance industry or changes in the laws or regulations themselves or interpretations by regulatory authorities could adversely affect our ability to operate our business.

Regulation in the United States. In recent years, the state insurance regulatory framework in the United States has come under increased federal scrutiny, and some state legislators have considered or enacted laws that may alter or increase state authority to regulate insurance companies and insurance holding companies. Moreover, the National Association of Insurance Commissioners, which is an association of the insurance regulatory officials of all 50 states and the District of Columbia, and state insurance regulators regularly reexamine existing laws and regulations, interpretations of existing laws and the development of new laws, which may be more restrictive or may result in higher costs to us than current statutory requirements. Federal legislation is also being discussed that would require all states to adopt uniform standards relating to the regulation of products, licensing, rates and market conduct. We are unable to predict whether any of these or other proposed laws and regulations will be adopted, the form in which any such laws and regulations would be adopted, or the effect, if any, these developments would have on our operations and financial condition.

The offshore insurance and reinsurance regulatory framework recently has also become subject to increased scrutiny in many jurisdictions, including in the United States and in various states within the United States. In the past, there have been congressional and other proposals in the United States regarding increased supervision and regulation of the insurance industry, including proposals to supervise and regulate reinsurers domiciled outside the United States. If Quanta Bermuda or Quanta U.S. Re were to become subject to any insurance laws and regulations of the United States or any U.S. state, which are generally more restrictive than those applicable to it in Bermuda, at any time in the future, they might be required to post deposits or maintain minimum surplus levels and might be prohibited from engaging in lines of business or from writing specified types of policies or contracts. Complying with those laws could have a material adverse effect on our ability to conduct business or on our results of operations.

Regulation in Bermuda. Quanta Bermuda and Quanta U.S. Re are registered Bermuda insurance companies and subject to regulation and supervision in Bermuda. The applicable Bermuda statutes and regulations generally are designed to protect insureds and ceding insurance companies, not our shareholders. Quanta Bermuda and Quanta U.S. Re are not registered or licensed as insurance companies in any jurisdiction outside Bermuda, conduct business through offices in Bermuda and do not maintain an office in, and their personnel do not conduct any insurance activities in, the United States or elsewhere. Inquiries or challenges to the insurance activities of Quanta Bermuda or Quanta U.S. Re. may be raised in the future.

Regulation in Ireland. Quanta Europe is a non-life insurance company incorporated under the laws of Ireland subject to the regulation and supervision of the Irish Financial Services Regulatory Authority, or IFSRA, under the Irish Insurance Acts, 1909 to 2000 and the regulations relating to insurance business and directions made under those regulations, or together, the Insurance Acts and Regulations. In addition, Quanta Europe is subject to certain additional supervisory requirements of IFSRA for authorized non-life insurers that fall outside the strict legislative framework, such as guidelines issued by IFSRA in 2001 requiring actuarial certification of certain reserves. Among other things, without consent of IFSRA, Quanta Europe may not be permitted to reduce the level of its initial capital, or make any dividend payments or loans. Quanta Europe is required to maintain a minimum solvency margin and reserves against underwriting liabilities. Assets constituting these reserves must comply with asset diversification, localization and currency matching rules. If Quanta Europe writes credit insurance, it is required to maintain a further equalization reserve. Additionally, Quanta Europe is required to adhere to IFSRA's policy restricting the reinsurance business written by a direct insurer. Under this policy, a direct insurer is prohibited from engaging in reinsurance except to an extent that is not significant (to maximum 10% to 20% of overall business) and subject to certain conditions. In practice IFSRA generally expects a direct insurer to write reinsurance in very limited circumstances. An insurance company supervised by IFSRA may have its authorization revoked or suspended by IFSRA under various circumstances, including, among others, if IFSRA determines that it has not used its authorization for the last 12 months, it has expressly renounced its authorization, has ceased to carry on business covered by the authorization for more than six months, no longer fulfills the conditions required for granting authorization or fails seriously in its obligations under the Insurance Acts and Regulations. The appointment of the directors and senior managers of Quanta Europe is subject to prior approval from IFSRA. Changes to any of the Insurance Acts and Regulations, or to the interpretation of these or to the additional supervisory requirements of IFSRA referred to above could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to U.S. tax that may have a material adverse effect on our results of operations and your investment.

Quanta Holdings and Quanta Bermuda are Bermuda companies and Quanta Europe is an Irish company. We believe we are managing our business so that each of these companies is not treated as engaged in a trade or business within the United States and, as a result, will not be subject to U.S. tax (other than U.S. excise tax on insurance and reinsurance premium income attributable to insuring or reinsuring U.S. risks and U.S. withholding tax on certain U.S. source investment income). However, because there is considerable uncertainty as to what activities constitute being engaged in a trade or business within the United States, we cannot be certain that the U.S. Internal Revenue Service will not be able to successfully contend that any of Quanta Holdings or its foreign subsidiaries are engaged in a trade or business in the United States. If Quanta Holdings or any of its foreign subsidiaries were considered to be engaged in a business in the United States, we could be subject to U.S. corporate income and branch profits taxes on the portion of our earnings effectively connected to such U.S. business, in which case our results of operations and your investment could be materially adversely affected. See ‘‘Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty Lines, Quanta U.S. Re and Quanta Indemnity.’’

Quanta Holdings' U.S. subsidiaries might be subject to additional U.S. tax on a portion of their income if a subsidiary is considered a personal holding company, or PHC, for U.S. federal income tax purposes. This status will depend on whether more than 50% of our shares by value could be deemed to be owned (under some constructive ownership rules) by five or fewer individuals and whether 60% or more of the income of any of its U.S. subsidiaries, as determined for U.S. federal income tax purposes, consists of ‘‘personal holding company income,’’ which is, in general, certain forms of passive and investment income. We believe based upon information made available to us regarding our shareholder base that none of Quanta Holdings' subsidiaries should be considered a PHC. Additionally, we believe we are managing our business to minimize the possibility that we will meet the 60% income threshold. However, because of the lack of complete information regarding our ultimate share ownership (i.e., as determined by the constructive ownership rules for PHCs), we cannot assure you that none of Quanta Holdings' subsidiaries will be considered PHC or that the amount of U.S. tax that would be imposed if it were not the case would be immaterial. See ‘‘Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty Lines, Quanta U.S. Re and Quanta Indemnity — Personal Holding Companies.’’

We may be subject to additional Irish tax or to U.K. tax.

If any of our non-Irish companies were considered to be resident in Ireland, or to be doing business in Ireland, or, in the case of our U.S. subsidiaries which qualify for the benefits of an existing tax treaty with Ireland, to be doing business through a permanent establishment in Ireland, those companies would be subject to Irish tax. If we or any of our subsidiaries were considered to be resident in the United Kingdom, or to be carrying on a trade in the United Kingdom through a permanent establishment in the United Kingdom, those companies would be subject to United Kingdom tax. If any of our U.S. subsidiaries were subject to Irish tax or U.K. tax, that tax would generally be creditable against their U.S. tax liability, subject to limitations. If we or any of our Bermuda subsidiaries were subject to Irish tax or U.K. tax, that could have a material adverse impact on our results of operation and on the value of our shares.

The impact of Bermuda's letter of commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.

The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD's report dated June 26, 2000, Bermuda was not listed as a tax haven jurisdiction because it had previously signed a letter committing itself to eliminate harmful tax practices by the end of 2005 and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether these changes will subject us to additional taxes.

We may become subject to taxes in Bermuda after March 28, 2016, which may have a material adverse effect on our results of operations and your investment.

The Bermuda Minister of Finance, under the Exempted Undertakings Tax Protection Act 1966, as amended, of Bermuda, has given each of Quanta Holdings, Quanta Bermuda and Quanta U.S. Re, an assurance that if any legislation is enacted in Bermuda that would impose tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax will not be applicable to Quanta Holdings, Quanta Bermuda and Quanta U.S. Re or any of their operations, shares, debentures or other obligations until March 28, 2016. See ‘‘Material Tax Considerations — Certain Bermuda Tax Considerations.’’ Given the limited duration of the Minister of Finance's assurance, we cannot be certain that we will not be subject to any Bermuda tax after March 28, 2016.

Risks Related to the Industry

The insurance and reinsurance business is historically cyclical, and we expect to experience periods with excess underwriting capacity and unfavorable premium rates.

Historically, insurers and reinsurers have experienced significant fluctuations in operating results due to competition, frequency of occurrence or severity of catastrophic and other loss events, levels of capacity, general economic and social conditions and other factors. The supply of insurance and reinsurance is related to prevailing prices, the level of insured losses and the level of industry surplus which, in turn, may fluctuate in response to changes in rates of return on investments being earned in the insurance and reinsurance industry. As a result, the insurance and reinsurance business historically has been a cyclical industry characterized by periods of intense price competition due to excessive underwriting capacity as well as periods when shortages of capacity permitted favorable premium levels. The supply of insurance and reinsurance may increase, either due to capital provided by new entrants or by the commitment of additional capital by existing insurers or reinsurers, which may cause prices to decrease. Any of these factors could lead to a significant reduction in premium rates, less favorable policy terms and fewer submissions for our underwriting services. In addition to these considerations, changes in the frequency and severity of losses suffered by insureds and insurers may affect the cycles of the insurance and reinsurance business significantly. While we believe that our specialty insurance and reinsurance lines may experience less volatility through different business cycles than more standard lines, we expect that our returns will be impacted by the cyclical nature of the insurance and reinsurance industry. The existence of negative market conditions may affect our ability to write insurance and reinsurance at rates that we consider appropriate relative to the risk assumed. If we cannot write our specialty lines of insurance and reinsurance at appropriate rates, our ability to transact our business would be significantly and adversely affected.

Consolidation in the insurance and reinsurance industry could lead to lower margins for us and less demand for our products and services.

The insurance and reinsurance industry is undergoing a process of consolidation as industry participants seek to enhance their product and geographic reach, client base, operating efficiency and general market power through merger and acquisition activities. We believe that the larger entities resulting from these merger and acquisition activities may seek to use the benefits of consolidation, including improved efficiencies and economies of scale, to, among other things, implement price reductions for their products and services to increase their market share. If competitive pressures compel us to reduce our prices, our operating margins will decrease.

As the insurance industry consolidates, competition for customers may become more intense and the importance of acquiring and properly servicing each customer will become greater. We could incur greater expenses relating to customer acquisition and retention, which could reduce our operating margins.

The effects of emerging claim and coverage issues on our business are uncertain.

As industry practices and legal, judicial, social and other environmental conditions change, unexpected issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond our underwriting intent or by increasing the number or size of claims. In some instances, these changes may not become apparent until some time after we have issued insurance or reinsurance contracts that are affected by the changes. As a result, the full extent of liability under our insurance or reinsurance contracts may not be known for many years after a contract is issued.

Recent examples of emerging claims and coverage issues include:

•	larger settlements and jury awards against professionals and corporate directors and officers covered by professional liability and directors' and officers' liability insurance; and

•	a growing trend of plaintiffs targeting property and casualty insurers in purported class action litigation relating to claims-handling, insurance sales practices and other practices related to the conduct of business in our industry.

The effects of these and other unforeseen emerging claim and coverage issues are extremely hard to predict and could harm our business, financial condition and results of operations.

Recent federal legislation may negatively affect the business opportunities we perceive are available to us in the market.

The Terrorism Risk Insurance Act of 2002, or TRIA, was enacted by the U.S. Congress and became effective in November 2002 in response to the tightening of supply in some insurance markets resulting from, among other things, the terrorist attacks of September 11, 2001. TRIA generally requires U.S. property and casualty insurers, including Quanta Indemnity and Quanta Specialty Lines, to offer terrorism coverage for certified acts of terrorism to their policyholders at the same limits and terms as for other coverages. Exclusions or sub-limited coverage may be established, but solely at the policyholder's discretion. The U.S. Treasury has the power to extend the application of TRIA to our non-U.S. insurance operating subsidiaries as well.

TRIA created a temporary federal reinsurance program to reduce U.S. insurers' risk of financial loss from certified acts of terrorism. TRIA's requirement to offer coverage, as well as the federal reinsurance program, is scheduled to expire on December 31, 2005. A U.S. Treasury report of June 2005 recommended that TRIA not be extended in its current form. We are unable to predict whether TRIA will be extended in its current form and what provisions any extension would entail. We are currently unable to predict the U.S. Treasury's findings, whether TRIA will be extended, and the resulting effect on the demand for the products of our U.S. insurance operating subsidiaries or the risks that may be available for them to consider underwriting.

Risks Related to our Securities

Our results of operations and revenues may fluctuate as a result of many factors, including cyclical changes in the insurance and reinsurance industry, which may cause the price of our shares to decline.

The results of operations of companies in the insurance and reinsurance industry historically have been subject to significant fluctuations and uncertainties. Our profitability can be affected significantly by:

•	the differences between actual and expected losses that we cannot reasonably anticipate using historical loss data and other identifiable factors at the time we price our products;

•	volatile and unpredictable developments, including man-made, weather-related and other natural catastrophes or terrorist attacks, or court grants of large awards for particular damages;

•	cyclicality relating to the demand and supply of insurance and reinsurance products;

•	changes in the level of reinsurance capacity;

•	changes in the amount of loss reserves resulting from new types of claims and new or changing judicial interpretations relating to the scope of insurers' liabilities; and

•	fluctuations in equity markets, interest rates, credit risk and foreign currency exposure, inflationary pressures and other changes in the investment environment, which affect returns on invested assets and may impact the ultimate payout of losses.

In addition, the demand for the types of insurance we will offer can vary significantly, rising as the overall level of economic activity increases and falling as that activity decreases, causing our revenues to fluctuate. These fluctuations in results of operations and revenues may cause the price of our securities to be volatile.

Provisions in our charter documents may reduce or increase the voting power associated with our shares.

Our bye-laws generally provide that shareholders have one vote for each share held by them and are entitled to vote, on a non-cumulative basis, at all meetings of shareholders. However, pursuant to a mechanism specified in our bye-laws, the voting rights exercisable by a shareholder may be limited so that certain persons or groups are not deemed to hold more than 9.5% of the voting power conferred by our shares. In addition, our board of directors retains certain discretion to make adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will hold more than 9.5% of the voting power represented by our then outstanding shares.

Under these provisions, some shareholders may have the right to exercise their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of certain shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership. As a result of any reduction in the votes of other shareholders, your voting power might increase above 5% of the aggregate voting power of the outstanding shares, which may result in your becoming a reporting person subject to Schedule 13D or 13G filing requirements under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We also have the authority under our bye-laws to request information from any shareholder for the purpose of determining whether a shareholder's voting rights are to be reduced pursuant to the bye-laws. If a shareholder fails to respond to our request for information or submits incomplete or inaccurate information in response to our request, we may, in our sole discretion, determine that the votes of that shareholder shall be disregarded until the shareholder provides the requested information.

It may be difficult for a third party to acquire us.

Provisions of our organizational documents may discourage, delay or prevent a merger, tender offer or other change of control that holders of our shares may consider favorable. These provisions impose various procedural and other requirements that could make it more difficult for shareholders to effect various corporate actions. These provisions could:

•	have the effect of delaying, deferring or preventing a change in control of us;

•	discourage bids for our securities at a premium over the price;

•	adversely affect the price of, and the voting and other rights of the holders of, our securities; or

•	impede the ability of the holders of our securities to change our management.

U.S. persons who own our shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.

The Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders including:

•	Interested director transactions. Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest following a declaration of the interest pursuant to the Companies Act unless the chairman of the meeting determines otherwise. U.S. companies are generally required to obtain the approval of a majority of disinterested directors or the approval of shareholders before entering into any transaction or arrangement in which any of their directors have an interest, unless the transaction or arrangement is fair to the company at the time it is authorized by the company's board or shareholders.

•	Certain transactions with significant shareholders. As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders. Such transactions may be entered into with prior approval from our board of directors but without obtaining prior approval from our shareholders. U.S. companies in general may not enter into business combinations with interested shareholders, namely certain large shareholders and affiliates, unless the business combination had been approved by the board in advance or by a supermajority of shareholders or the business combination meets specified conditions.

•	Shareholders' suits. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. In general, under Bermuda law, derivative actions are permitted only when the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of the company's memorandum of association or bye-laws. In addition, Bermuda courts would consider permitting a derivative action for acts that are alleged to constitute a fraud against the minority shareholders or, for instance, acts that require the approval of a greater percentage of the company's shareholders than those who actually approved them.

•	Indemnification of directors and officers. Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under our bye-laws, each of our shareholders agrees to waive any claim or right of action, other than those involving fraud or dishonesty, against us or any of our officers or directors. In general, U.S. companies may limit the personal liability of their directors as long as they acted in good faith and without knowing violation of law.

As a result of these differences, U.S. persons who own our shares may have more difficulty protecting their interests than U.S. persons who own shares of a U.S. corporation.

We are a Bermuda company and it may be difficult for you to enforce judgments against us or our directors and executive officers.

We are incorporated under the laws of Bermuda and our business is based in Bermuda. In addition, some of our directors and officers and some of the experts named in this prospectus reside outside the United States, and all or a substantial portion of our assets and the assets of these persons are, and will continue to be, located in jurisdictions outside the United States. As such, it may be difficult or impossible to effect service of process within the United States upon us or those persons or to recover against us or them on judgments of U.S. courts, including judgments predicated upon civil liability provisions of the U.S. federal securities laws. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability, including the possibility of monetary damages, on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

We have been advised that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus, predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or these persons predicated solely upon U.S. federal securities laws. Further, we have been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction's public policy. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

If you acquire 10% or more of Quanta Holdings' shares, you may be subject to taxation under the ‘‘controlled foreign corporation,’’ or CFC, Rules.

Each ‘‘10% U.S. Shareholder’’ of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and that owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC's taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's ‘‘subpart F income,’’ even if the subpart income is not distributed. A foreign corporation is considered a CFC if ‘‘10% U.S. Shareholders’’ own more than 50% of the total combined voting power of all classes of voting stock of the foreign corporation, or the total value of all stock of the corporation. A 10% U.S. Shareholder is a U.S. person, as defined in the Internal Revenue Code, that owns at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. A CFC also includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by 10% U.S. Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance or annuity contracts generating subpart F income exceeds specified limits. For purposes of determining whether a corporation is a CFC, and therefore whether the more-than-50% (or more-than-25%, in the case of insurance income) and 10% ownership tests have been satisfied, shares owned includes shares owned directly or indirectly through foreign entities or shares considered owned under constructive ownership rules. The attribution rules are complicated and depend on the particular facts relating to each investor. See ‘‘Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Holders of Shares — Shareholders Who Are U.S. Persons.’’

Quanta Holdings' bye-laws contain provisions that impose limitations on the concentration of voting power of its shares and that authorize the board to purchase its shares under specified circumstances. Accordingly, based upon these provisions and information we have about our shareholder base, we do not believe that we have any 10% U.S. shareholders. It is possible, however that the IRS could challenge the effectiveness of these provisions and that a court could sustain such a challenge.

If we determine that your ownership of our shares may result in adverse consequences, we may require you to sell your shares to us.

Our bye-laws provide that we have the option, but not the obligation, to require a shareholder to sell its shares at a purchase price equal to their fair market value to us, to other shareholders or to third parties if our board of directors in its absolute discretion determines that the share ownership of that shareholder may result in adverse tax consequences to us, any of our subsidiaries or any other shareholder. To the extent possible under the circumstances, the board of directors will use its best efforts to exercise this option equally among similarly situated shareholders. Our right to require a shareholder to sell its shares to us will be limited to the purchase of a number of shares that we determine is necessary to avoid or cure those adverse tax consequences.

U.S. persons who hold shares could be subject to adverse tax consequences if we are considered a ‘‘passive foreign investment company’’ for U. S. federal income tax purposes.

We do not intend to conduct our activities in a manner that would cause us to become a passive foreign investment company. However, it is possible that we could be deemed a passive foreign investment company by the IRS for 2003, 2004 or any future year. If we were considered a passive foreign investment company it could have material adverse tax consequences for an investor that is subject to U.S. federal income taxation, including subjecting the investor to a greater tax liability than might otherwise apply or subjecting the investor to tax on amounts in advance of when tax would otherwise be imposed. There are currently no regulations regarding the application of the passive foreign investment company provisions to an insurance company. New regulations or pronouncements interpreting or clarifying these rules may be issued in the future. We cannot predict what impact, if any, this guidance would have on a shareholder that is subject to U.S. federal income taxation. We have not sought and do not intend to seek an opinion of legal counsel as to whether or not we were a passive foreign investment company for the years ended December 31, 2003 or 2004. See ‘‘Material

Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Holders of Shares — Shareholders Who Are U.S. Persons.’’

U.S. persons who hold shares may be subject to U.S. income taxation on their pro rata share of our ‘‘related party insurance income.’’

If:

•	Quanta Europe's or Quanta Bermuda's related party insurance income equals or exceeds 20% of that company's gross insurance income in any taxable year,

•	direct or indirect insureds (and persons related to such insureds) own (or are treated as owning directly or indirectly) 20% or more of the voting power or value of the shares of Quanta Europe or Quanta Bermuda, and

•	U.S. persons are considered to own in the aggregate 25% or more of the stock of either corporation by vote or value,

then a U.S. person who owns shares of Quanta Holdings directly or indirectly through foreign entities on the last day of the taxable year would be required to include in its income for U.S. federal income tax purposes the shareholder's pro rata share of Quanta Europe's or Quanta Bermuda's related party insurance income for the U.S. person's taxable year that includes the end of the corporation's taxable year determined as if such related party insurance income were distributed proportionately to such U.S. shareholders at that date regardless of whether such income is distributed. In addition any related party insurance income that is includible in the income of a U.S. tax-exempt organization will be treated as unrelated business taxable income. The amount of related party insurance income earned by Quanta Europe or Quanta Bermuda (generally, premium and related investment income from the direct or indirect insurance or reinsurance of any direct or indirect U.S. shareholder of Quanta Europe or Quanta Bermuda or any person related to such shareholder) will depend on a number of factors, including the geographic distribution of Quanta Europe's or Quanta Bermuda's business and the identity of persons directly or indirectly insured or reinsured by Quanta Europe or Quanta Bermuda. Although we do not expect our related party insurance income to exceed 20% of our gross insurance income in the foreseeable future, some of the factors which determine the extent of related party insurance income in any period may be beyond Quanta Europe's or Quanta Bermuda's control. Consequently, Quanta Europe's or Quanta Bermuda's related party insurance income could equal or exceed 20% of its gross insurance income in any taxable year and ownership of its shares by direct or indirect insureds and related persons could equal or exceed the 20% threshold described above.

The related party insurance income rules provide that if a shareholder that is a U.S. person disposes of shares in a foreign insurance corporation that has related party insurance income (even if the amount of related party insurance income is less than 20% of the corporation's gross insurance income or the ownership of its shares by direct or indirect insureds and related persons is less than the 20% threshold) and in which U.S. persons own 25% or more of the shares, any gain from the disposition will generally be treated as ordinary income to the extent of the shareholder's share of the corporation's undistributed earnings and profits that were accumulated during the period that the shareholder owned the shares (whether or not such earnings and profits are attributable to related party insurance income). In addition, such a shareholder will be required to comply with reporting requirements, regardless of the amount of shares owned by the shareholder. These rules should not apply to dispositions of our shares because Quanta Holdings will not itself be directly engaged in the insurance business and because proposed U.S. Treasury regulations appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. However, the IRS might interpret the proposed regulations in a different manner and the applicable proposed regulations may be promulgated in final form in a manner that would cause these rules to apply to dispositions of our shares. See ‘‘Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Holders of Shares — Shareholders Who Are U.S. Persons.’’

Changes in U.S. federal income tax law could materially adversely affect an investment in our shares.

The U.S. federal income tax laws and interpretations regarding whether a company is engaged in a trade or business within the United States, or is a passive foreign investment company or whether

U.S. persons would be required to include in their gross income the subpart F income or the related party insurance income of a CFC are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the passive foreign investment company rules to insurance companies and the regulations regarding related party insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules may be issued in the future. We cannot be certain if, when or in what form such regulations or pronouncements may be provided and whether such regulations or guidance will have a retroactive effect. See ‘‘Material Tax Considerations — Certain U.S. Federal Income Tax Considerations — U.S. Taxation of Holders of Shares — Shareholders Who Are U.S. Persons.’’

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements included in this prospectus and some of the statements included in the documents incorporated by reference into this prospectus, including those using words such as ‘‘believes,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘estimates,’’ ‘‘projects,’’ ‘‘predicts,’’ ‘‘assumes,’’ ‘‘anticipates,’’ ‘‘plans,’’ and ‘‘seeks’’ and comparable terms, are forward-looking statements. Forward-looking statements are not statements of historical fact and reflect our views and assumptions as of the date of this prospectus regarding future events and operating performance. Because we have a limited operating history, many statements relating to us and our business, including statements relating to our competitive strengths and business strategies, are forward-looking statements.

All forward-looking statements address matters that involve risks and uncertainties. There are important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to those described under ‘‘Risk Factors,’’ including the following:

•	the fact that A.M. Best has placed our financial strength rating under review with negative implications. We are experiencing loss of business and business opportunities as we continue to work with A.M. Best. A downgrade in our rating could materially and adversely affect our ability to execute our business strategy, cause a default in our credit facility and trigger special termination provisions in certain of our insurance and reinsurance contracts;

•	we may require additional capital, which may not be available on favorable terms or at all;

•	if actual claims exceed our loss reserves, our financial results could be significantly adversely affected;

•	the failure of any of the loss limitation methods we employ could have a material adverse effect on our financial condition or our results of operations;

•	actual results, changes in market conditions, the occurrence of catastrophic losses and other factors outside our control that may require us to alter our anticipated methods of conducting our business, such as the nature, amount and types of risk we assume and the terms and limits of the products we write or intend to write;

•	our estimated net losses from catastrophes, including Hurricanes Katrina, Rita and Wilma, are derived from a review of our potential exposure to these events and are not based on actual reported losses;

•	changes in our technical risk property and property reinsurance product line as a result of our pending analysis of this business and the efficacy of the catastrophe models, and the discontinuance of this business pending the outcome of this analysis;

•	changes in the availability, cost or quality of reinsurance;

•	the risk that we may not be able to fully implement our business strategy;

•	our limited operating history;

•	our insurance and reinsurance business is not widely diversified among classes of risk or sources of origination;

•	the ineffectiveness or obsolescence of our planned business strategy due to changes in current or future market conditions;

•	changes in regulation or tax laws applicable to us, our brokers or our customers;

•	our ability to hire, retain and integrate our management team and other personnel;

•	risks relating to our reliance on program managers, third party administrators, and other supporting vendors;

•	other risks of doing business with program managers, including the risk we might be bound to policyholder obligations beyond our underwriting intent, and the risk that our program managers or agents may elect not to continue or renew their programs with us;

•	changes in accounting policies or practices; and

•	changes in general economic conditions, including inflation, foreign currency exchange rates, interest rates and other factors.

This list of factors is not exhaustive and should be read with the other cautionary statements that are included in this prospectus.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from our projections. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to, among other things, our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus that could cause actual results to differ from those discussed in the forward-looking statements before making an investment decision. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future events or otherwise.

Market data and forecasts used in or incorporated by reference into this prospectus have been obtained from independent industry sources as well as from research reports prepared for other purposes. We have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties applicable to the other forward-looking statements in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge from our website at www.quantaholdings.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

For purposes of this prospectus, the SEC allows us to ‘‘incorporate by reference’’ certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2005 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005;

•	our Current Reports on Form 8-K filed on March 1, 2005, March 14, 2005, March 22, 2005, May 13, 2005, June 8, 2005, July 15, 2005, July 26, 2005, August 5, 2005 and October 7, 2005 and our Current Report on Form 8-K/A filed on March 16, 2005; and

•	the description of our common shares, which is contained in our Registration Statement on Form 8-A filed with the SEC on August 3, 2004 (File No. 000-50885), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus by reference, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Corporate Secretary, Quanta Capital Holdings Ltd., Cumberland House, 1 Victoria Street, Hamilton HM 11, Bermuda, or you may call us at (441) 294-6350.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by us for general corporate purposes. The QCH Capital Trusts will use all proceeds from the sale of trust preferred securities to purchase our junior subordinated debt securities. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table shows our ratio of earnings to fixed charges for each of the periods indicated since our formation in 2003. For purposes of computing the following ratios, earnings consist of net income before income tax expense plus fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest, amortization of debt issuance costs and credit facility fees and the estimated interest portion of our operating leases.

	Six Months Ended June 30, 2005	Fiscal Year Ended December 31, 2004	Period Ended December 31, 2003(1)
Ratio of earnings to fixed charges	4.0	(2)	(2)

(1)	Quanta Capital Holdings Ltd. was formed on May 23, 2003 and began conducting operations in September 2003.

(2)	Earnings were inadequate to cover fixed charges by $52.7 million and $38.0 million for the fiscal year ended December 31, 2004 and for the period ended December 31, 2003, respectively.

DESCRIPTION OF SHARE CAPITAL

The following description of the share capital of Quanta Holdings summarizes select provisions of our memorandum of association and bye-laws.

General

We currently have authorized 200,000,000 common shares, par value $0.01 per share, and 25,000,000 preferred shares, par value $0.01 per share. Our issued and outstanding share capital consists of 56,798,218 common shares. This number excludes the approximately 3,776,258 common shares issuable upon the exercise of options held by employees and directors and 2,542,813 shares issuable upon the exercise of founder warrants issued to certain directors and officers in connection with our formation and capitalization.

Bye-laws

Our bye-laws provide for our corporate governance, including the establishment of share rights, modification of those rights, issuance of share certificates, imposition of a lien over shares in respect of unpaid amounts on those shares, calls on shares which are not fully paid, forfeiture of shares, the transfer of shares, alterations of capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and power of directors, the payment of dividends, the appointment of an auditor and our winding-up.

Our bye-laws provide that our board of directors shall be elected annually. Shareholders may only remove a director for cause prior to the expiration of that director's term at a special meeting of shareholders at which a majority of the holders of shares voting on such proposal vote in favor of that action.

Our bye-laws also provide that if our board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or part of the shares held by such shareholder to the extent the board of directors determines it is necessary to avoid such adverse or potential adverse consequences. To the extent possible under the circumstances, the board of directors will use its best efforts to exercise this option equally among similarly situated shareholders. The price to be paid for such shares will be the fair market value of such shares. We may assign our repurchase right to a third party or parties including the other shareholders.

Our bye-laws may only be amended by a resolution adopted by the board of directors and by resolution of the shareholders.

Differences in Corporate Law

You should be aware that the Companies Act, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. In order to highlight these differences, set forth below is a summary of certain significant provisions of the Companies Act applicable to us (including modifications adopted pursuant to our bye-laws) which differ in certain respects from provisions of Delaware corporate law, which is the law that governs many U.S. public companies. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Duties of Directors

Under Bermuda common law, members of a board of directors owe a fiduciary duty to the company to act in good faith in their dealings with or on behalf of the company, and to exercise their powers and fulfill the duties of their office honestly. This duty has the following essential elements:

•	a duty to act in good faith in the best interests of the company;

•	a duty not to make a personal profit from opportunities that arise from the office of director;

•	a duty to avoid conflicts of interest; and

•	a duty to exercise powers for the purpose for which such powers were intended.

The Companies Act imposes a duty on directors and officers of a Bermuda company:

•	to act honestly and in good faith with a view to the best interests of the company; and

•	to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

In addition, the Companies Act imposes various duties on officers of a company with respect to certain matters of management and administration of the company.

The Companies Act provides that in any proceedings for negligence, default, breach of duty or breach of trust against any officer, if it appears to a court that such officer is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that, having regard to all the circumstances of the case, including those connected with his appointment, he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from any liability on such terms as the court may think fit. This provision has been interpreted to apply only to actions brought by or on behalf of the company against such officers.

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors are charged with a fiduciary duty of care to protect the interests of the corporation and a fiduciary duty of loyalty to act in the best interests of its stockholders. The duty of care requires that directors act in an informed and deliberate manner, and inform themselves, prior to making a business decision, of all relevant material information reasonably available to them. The duty of care also requires that directors exercise care in overseeing and investigating the conduct of corporate employees. The duty of loyalty may be summarized as the duty to act in good faith, not out of self-interest, and in a manner which the director reasonably believes to be in the best interests of the stockholders. A party challenging the propriety of a decision of a board of directors bears the burden of rebutting the applicability of the presumptions afforded to directors by the ‘‘business judgment rule.’’ If the presumption is not rebutted, the business judgment rule attaches to protect the directors and their decisions. Where, however, the presumption is rebutted, the directors bear the burden of demonstrating the fairness of the relevant transaction. Notwithstanding the foregoing, Delaware courts subject directors' conduct to enhanced scrutiny in respect of defensive actions taken in response to a threat to corporate control and approval of a transaction resulting in a sale of control of the corporation.

Interested Directors

Under Bermuda law and our bye-laws, any transaction entered into by us in which a director has an interest is not voidable by us nor can such director be accountable to us for any benefit realized under that transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors. In addition, our bye-laws allow a director to be taken into account in determining whether a quorum is present and to vote on a transaction in which he has an interest following a declaration of the interest pursuant to the Companies Act unless the chairman of the meeting determines otherwise. Under Delaware law, such transaction would not be voidable if (1) the material facts as to such interested director's relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Dividends

Bermuda law does not permit payment of dividends or distributions of contributed surplus by a company if there are reasonable grounds for believing that the company, after the payment is made, would be unable to pay its liabilities as they become due, or the realizable value of the company's assets would be less, as a result of the payment, than the aggregate of its liabilities and its issued share capital and share premium accounts. The excess of the consideration paid on issue of shares over the aggregate par value of such shares must (except in certain limited circumstances) be credited to a share premium account. Share premium may be distributed in certain limited circumstances, for example to pay up unissued shares which may be distributed to shareholders in proportion to their holdings, but is otherwise subject to limitation. In addition, our ability to pay dividends is subject to Bermuda and U.S. state insurance laws and regulatory constraints. As a holding company, we depend on future dividends and other permitted payments from our subsidiaries to pay dividends to our shareholders. For further discussion of the risks relating to our holding company structure and its effect on our ability to receive and pay dividends, see "Risk Factors — Risks Related to Our Business — Our holding company structure and certain regulatory and other constraints affect our ability to pay dividends and to make payments on our indebtedness and other liabilities."

Under Delaware law, subject to any restrictions contained in the company's certificate of incorporation, a company may pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of net profits at any time when capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Amalgamations, Mergers and Similar Arrangements

We may acquire the business of another Bermuda exempted company or a company incorporated outside Bermuda when conducting such business would benefit the Company and would be conducive to attaining our objectives contained within our memorandum of association. We may, with the approval of at least 75% of the votes cast (after taking account of any voting power adjustments under the bye-laws) at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair market value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair value of the shares held by that stockholder (as determined by a court) in lieu of the consideration that stockholder would otherwise receive in the transaction. Delaware law does not provide stockholders of a corporation with voting or appraisal rights when the corporation acquires another business through the issuance of its stock or other consideration (1) in exchange for the assets of the business to be acquired; (2) in exchange for the outstanding stock of the corporation to be acquired; (3) in a merger of the corporation to be acquired with a subsidiary of the acquiring corporation; or (4) in a merger in which the corporation's certificate of incorporation is not amended and the corporation issues less than 20% of its common stock outstanding prior to the merger.

Takeovers

Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the non-tendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders. Delaware law provides that a parent corporation, by resolution of its board of directors and without any shareholder vote, may merge with any subsidiary of which it owns at least 90% of the outstanding shares of each class of stock that is entitled to vote on the transaction. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Certain Transactions with Significant Shareholders

As a Bermuda company, we may enter into certain business transactions with our significant shareholders, including asset sales, in which a significant shareholder receives, or could receive, a financial benefit that is greater than that received, or to be received, by other shareholders. Such transactions may be entered into with prior approval from our board of directors but without obtaining prior approval from our shareholders. Amalgamations require the approval of the board of directors and, except for certain amalgamations, a resolution of shareholders approved by a majority of at least 75% of the votes cast (after taking account of any voting power adjustments under the bye-laws). If we were a Delaware corporation, we would need, subject to certain exceptions, prior approval from our board of directors and authorization by stockholders holding at least two-thirds of the company's outstanding shares of common stock not owned by such interested stockholder to enter into a business combination (which, for this purpose, includes asset sales of greater than 10% of our assets that would otherwise be considered transactions in the ordinary course of business) with an interested stockholder for a period of three years from the time the person became an interested stockholder, unless we opted out of the relevant Delaware statute.

Shareholders' Suits

The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in our name to remedy a wrong done to us where the act complained of is alleged to be beyond our corporate power or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys' fees incurred in connection with such action. In comparison, class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys' fees incurred in connection with such action.

Indemnification of Directors and Officers

Under Bermuda law and our bye-laws, we may indemnify our directors, officers or any other person appointed to a committee of the board of directors (and their respective heirs, executors or administrators) to the full extent permitted by law against all actions, costs, charges, liabilities, loss, damage or expense incurred or suffered by such person by reason of any act done, concurred in or omitted in the conduct of our business or in the discharge of his/her duties; provided that such indemnification shall not extend to any matter involving any fraud or dishonesty (as determined in a final judgment or decree not subject to appeal) on the part of such director, officer or other person. Under our bye-laws, each of our shareholders agrees to waive any claim or right of action, other than those involving fraud or dishonesty, against us or any of our officers or directors.

Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful.

Inspection of Corporate Records

Members of the general public have the right to inspect our public documents available at the office of the Registrar of Companies in Bermuda and our registered office in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and financial statements, which must be presented to the annual general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside of Bermuda. We are required to keep at our registered office a register of our directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation's stockholder list and its other books and records for any purpose reasonably related to such person's interest as a stockholder.

Shareholder Proposals

Under Bermuda law, the Companies Act provides that shareholders may, as set forth below and at their own expense (unless a company otherwise resolves), require a company to give notice of any resolution that the shareholders can properly propose at the next annual general meeting and/or to circulate a statement prepared by the requesting shareholders in respect of any matter referred to in a proposed resolution or any business to be conducted at a general meeting. The number of shareholders necessary for such a requisition is either that number of shareholders representing at least 5% of the total voting rights of all shareholders having a right to vote at the meeting to which the requisition relates or not less than 100 shareholders. Delaware law does not include a provision restricting the manner in which nominations for directors may be made by stockholders or the manner in which business may be brought before a meeting.

Calling of Special Shareholders Meetings

Under our bye-laws, a special general meeting may be called by our chairman or by any two directors or by any director and the secretary of the Company or by the board of directors. Under Bermuda law, a special meeting may also be called by the shareholders when requisitioned by the holders of at least 10% of the paid up voting share capital of our company as provided by the Companies Act. Delaware law permits the board of directors or any person who is authorized under a corporation's certificate of incorporation or bylaws to call a special meeting of stockholders.

Approval of Corporate Matters by Written Consent

Under Bermuda law, the Companies Act provides that shareholders may take action by written consent with 100% shareholders consent required. Delaware law permits stockholders to take action by the consent in writing by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted.

Amendment of Memorandum of Association

Bermuda law and our bye-laws provide that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders of which due notice has been given. Additionally, our bye-laws require that any amendment to our memorandum of association must be approved by our board of directors. An amendment to the memorandum of association that alters the company's business objects may require approval of the Bermuda Minister of Finance, who may grant or withhold approval at his or her discretion.

Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company's issued share capital have the right to apply to the Bermuda courts for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment which alters or reduces a company's share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Bermuda court. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company's memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their designees as such holders may appoint in writing for such purpose. No application may be made by the shareholders voting in favor of the amendment.

Under Delaware law, amendment of the certificate of incorporation, which is the equivalent of a memorandum of association, of a company must be made by a resolution of the board of directors setting forth the amendment, declaring its advisability, and either calling a special meeting of the stockholders entitled to vote or directing that the amendment proposed be considered at the next annual meeting of the stockholders. Delaware law requires that, unless a different percentage is provided for in the certificate of incorporation, a majority of the outstanding shares entitled to vote thereon is required to approve the amendment of the certificate of incorporation at the stockholders meeting. If the amendment would alter the number of authorized shares or par value or otherwise adversely affect the rights or preference of any class of a company's stock, the holders of the outstanding shares of such affected class, regardless of whether such holders are entitled to vote by the certificate of incorporation, should be entitled to vote as a class upon the proposed amendment.

However, the number of authorized shares of any class may be increased or decreased, to the extent not falling below the number of shares then outstanding, by the affirmative vote of the holders of a majority of the stock entitled to vote, if so provided in the company's certificate of incorporation or any amendment that created such class or was adopted prior to the issuance of such class or that was authorized by the affirmative vote of the holders of a majority of such class or classes of stock.

Amendment of Bye-laws

Except as specified in our bye-laws, any amendment to the bye-laws must be decided on by our board of directors and approved by an ordinary resolution of our shareholders. Our bye-laws specify that amendments to certain provisions, such as those related to the election and indemnification of directors and the repurchase of our shares, must be approved by the board of directors and approved by a special resolution of our shareholders.

Under Delaware law, holders of a majority of the voting power of a corporation and, if so provided in the certificate of incorporation, the directors of the corporation, have the power to adopt, amend and repeal the bylaws of a corporation.

Enforcement of Judgments and Other Matters

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce (1) judgments of United States courts obtained in actions against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated upon the civil liability provisions of the U.S. federal securities laws and (2) original actions brought in Bermuda against us or our directors and officers, as well as the experts named in this prospectus who reside outside the United States predicated solely upon U.S. federal securities laws. There is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies available under the U.S. federal securities laws, would not be allowed in Bermuda courts as contrary to Bermuda's public policy.

Common Shares

Holders of shares have no pre-emptive, redemption, conversion or sinking fund rights. Subject to the limitation on voting rights described below, holders of shares are entitled to one vote per share on all matters submitted to a vote of holders of shares. Most matters to be approved by holders of shares require approval by a simple majority vote. The holders of at least 75% of the shares voting in person or by proxy at a meeting must generally approve an amalgamation with another company. In addition, a resolution to remove our auditor before the expiration of its term of office must be approved by at least two-thirds of the votes cast at a meeting of our shareholders. The quorum for any meeting of our shareholders is two or more persons holding or representing a majority of the outstanding shares on an unadjusted basis. Our board of directors has the power to approve our discontinuation from Bermuda to another jurisdiction. The rights attached to any class of shares, common or preferred, may be varied with the consent in writing of the holders of at least 75% of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class in accordance with the Companies Act.

In the event of our liquidation, dissolution or winding-up, the holders of shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all our debts and liabilities and the liquidation preference of any then outstanding preferred shares. All outstanding shares are fully paid and nonassessable. Authorized but unissued shares may, subject to any rights attaching to existing shares, be issued at any time and at the discretion of the board of directors without the approval of our shareholders, with such rights, preferences and limitations as our board of directors may determine.

Limitation on Voting Rights

Each share has one vote on a poll of the shareholders, except that, in order to avoid adverse tax consequences to us and our shareholders, our bye-laws provide generally that any shareholder owning, directly, indirectly or, in the case of any U.S. Person, constructively or by attribution, shares with more than 9.5% of the total voting power of all shares entitled to vote generally at an election of directors will have the voting rights attached to such shares reduced so that it may not exercise more than 9.5% of the total voting rights. The reduction in votes is generally to be applied proportionately among all shareholders who are members of the first shareholder's ‘‘control group.’’ A ‘‘control group’’ means, with respect to any person, all shares directly owned by such person and all shares directly owned by each other shareholder any of whose shares are included in the controlled shares of such person. ‘‘Controlled shares’’ means all shares that a person is deemed to own directly, are beneficially owned directly or indirectly within the meaning of Section 13(d)(3) of the Exchange Act, or, in the case of a U.S. person, are owned indirectly (within the meaning of Section 958(a) of the Internal Revenue Code) or constructively (within the meaning of Section 958(b) of the Internal Revenue Code). A similar limitation is to be applied to shares held directly by members of a ‘‘related group.’’ A ‘‘related group’’ means a group of shareholders that are investment vehicles and are under common control and management. Any reduction in votes is generally allocated proportionately among members of the shareholder's ‘‘control group’’ or ‘‘related group,’’ as the case may be.

Under these provisions, certain shareholders may have the right to exercise their voting rights limited to less than one vote per share. Moreover, these provisions could have the effect of reducing the voting power of certain shareholders who would not otherwise be subject to the limitation by virtue of their direct share ownership.

Our directors are empowered to require any shareholder to provide information as to that shareholder's beneficial ownership of shares, the names of persons having beneficial ownership of the shareholder's shares, relationships, associations or affiliations with other shareholders or any other facts the directors may deem relevant to a determination of the number of controlled shares attributable to any person. Our directors may disregard the votes attached to the shares of any holder failing to respond to such a request or submitting incomplete or untrue information.

Our directors retain certain discretion to make such final adjustments to the aggregate number of votes attaching to the shares of any shareholder that they consider fair and reasonable in all the circumstances to ensure that no person will hold more than 9.5% of our voting rights at any time (a ‘‘9.5% Shareholder’’).

Restrictions on Transfer

Our bye-laws contain several provisions restricting the transferability of shares. Our directors are required to decline to register a transfer of shares if they have reason to believe that the result of such transfer would be (1) that any person would become or continue to be a 9.5% Shareholder or (2) that any person would become or continue to be a United States 25% Shareholder, in each case without giving effect to the limitation on voting rights described above. Similar restrictions apply to our ability to issue or repurchase shares. ‘‘U.S. 25% Shareholder’’ means a U.S. person who owns, directly or by application of the constructive ownership rules of Sections 958(a) and 958(b) of the Internal Revenue Code, 25% or more of either (1) the total combined voting rights attaching to the issued shares and the issued shares of any other class of Quanta Holdings or (2) the total combined value of the issued shares and any other issued shares of Quanta Holdings, determined pursuant to Section 957 of the Internal Revenue Code.

Our directors also may, in their absolute discretion, decline to register the transfer of any shares if they have reason to believe (1) that the transfer may expose us, any of our subsidiaries, any shareholder or any person ceding insurance to any of our subsidiaries to adverse tax or regulatory treatment in any jurisdiction or (2) that registration of the transfer under the Securities Act or under any U.S. state securities laws or under the laws of any other jurisdiction is required and such registration has not been duly effected. In addition, our directors may decline to approve or register a transfer of shares unless all applicable consents, authorizations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

We are authorized to request information from any holder or prospective acquiror of shares as necessary to give effect to the transfer, issuance and repurchase restrictions described above, and may decline to effect any transaction if complete and accurate information is not received as requested.

Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in our bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any shares purchased that violate the restrictions and as to the transfer of which registration is refused. The proposed transferor of those shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of such shares has been registered on our shareholders register.

If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. Our bye-laws also provide that our board of directors may suspend the registration of transfers for any reason and for such periods as it may determine, provided that it may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of us.

Preferred Shares

Pursuant to our bye-laws and Bermuda law, our board of directors by resolution may establish one or more series of preferred shares having a number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, limitations and powers as may be fixed by the board of directors without any further shareholder approval which, if any preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us constitute a ‘‘controlled foreign corporation’’ for U.S. federal income tax purposes. Such preferred shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable.

The particular rights and preferences of any preferred shares will be described in a prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the preferred shares being offered. We strongly encourage you to refer to our memorandum of association and bye-laws and any applicable certificate of designations for a complete understanding of the terms and conditions applicable to the preferred shares.

A prospectus supplement will describe the terms of each class or series of preferred shares we offer, including, to the extent applicable:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preferred shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preferred shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preferred shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preferred shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preferred shares will be convertible into or exchangeable for our securities of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preferred shares, which the holders of the preferred shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preferred shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preferred shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Dividends

The holders of preferred shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates, when and as declared by our board of directors and subject to Bermuda law and regulations. The dividends will accrue on each preferred share from the first day of the dividend period in which such share is issued or from such other date as our board of directors may fix for such purpose. All dividends on preferred shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preferred shares for any dividend period, the deficiency in the dividend on the preferred shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on our common shares. The holders of preferred shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preferred shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preferred shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preferred shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preferred shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preferred shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preferred shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preferred shares.

Quanta Holdings is a holding company and has no direct operations. The ability of Quanta Holdings to pay dividends or distributions depends almost exclusively on the ability of its subsidiaries to pay dividends to Quanta Holdings. Under Bermuda law, Quanta Holdings may not declare or pay a dividend if there are reasonable grounds for believing that Quanta Holdings is, or would after the payment be, unable to pay its liabilities as they become due, or if the realizable value of Quanta Holdings' assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

Dividends on the preferred shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preferred shares will be entitled to receive out of our assets the liquidation preference with respect to that class or series of preferred shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon before any of our assets will be paid or distributed to holders of our common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the full amounts due to the holders of all of the classes or series of preferred shares then outstanding. In that circumstance, the holders of each outstanding class or series of preferred shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series or preferred shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preferred shares. Any redemption of the preferred shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preferred shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except for the right of the holders of the shares:

•	to transfer the shares prior to the date fixed for redemption;

•	to receive the redemption price of the shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

•	on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preferred shares called for redemption that are converted into common shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preferred shares, we will designate by lot, in such manner as our board of directors may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares is limited to funds otherwise available for dividends or distributions or out of the company's share premium account before the redemption date.

Under Section 42 of the Companies Act, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. A minimum issued share capital of $12,000 must always be maintained.

Conversion Rights

The terms of preferred shares that are convertible into or exchangeable for our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of securities to be received by the holders of preferred shares would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Reissuance of Shares

Any preferred shares retired by purchase or redemption, or otherwise acquired by us or converted into other shares, will have the status of authorized but unissued preferred shares, and may be reissued as part of the same class or series or may be reclassified and reissued by our board of directors in the same manner as any other authorized and unissued shares.

Voting Rights

Except as indicated below or as otherwise required by applicable law or described in a supplement to this prospectus, the holders of preferred shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preferred shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preferred shares of that class or series then outstanding, the holders of preferred shares of that class or series, together with the holders of each other class or series of preferred shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our board of directors. We will use our best efforts to effectuate the election or appointment of these two directors.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preferred shares has vested, such right may be exercised initially either at a special meeting of the holders of preferred shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preferred shares to elect members of our board of directors will continue until such time as all dividends accumulated on such preferred shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends.

At any time when such special voting power has vested in the holders of any such preferred shares as described in the preceding paragraph, our chairman or president will, upon the written request of the holders of record of at least 10% of such preferred shares then outstanding addressed to our secretary, call a special general meeting of the holders of such preferred shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our secretary at our principal office, then the holders of record of at least 10% of such preferred shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preferred shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

At any annual or special general meeting at which the holders of such preferred shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preferred shares will be required to constitute a quorum of such preferred shares for the election of any director by the holders of such preferred shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preferred shares will not prevent the election of directors other than those to be elected by such preferred shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preferred shares, voting as a class.

During any period in which the holders of such preferred shares have the right to vote as a class for directors as described above, any vacancies in our board of directors will be filled by vote of a majority of our board of directors pursuant to the bye-laws. During such period, the directors so elected by the holders of such preferred shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law, rule or regulation to continue in office for a longer period, until termination of the right of the holders of such preferred shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preferred shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preferred shares will terminate.

The rights attached to any class of preferred shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act. The rights conferred upon the holders of the shares of any class issued with preference or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by our common shares. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the preferred shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preferred shares) in addition to approval of our common shareholders pursuant to the Companies Act. In addition, holders of preferred shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Companies Act.

On any item on which the holders of the preferred shares are entitled to vote, such holders will be entitled to one vote for each preferred share held.

Restrictions in Event of Default in Dividends on Preferred Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preferred shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preferred shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to redeem preferred shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

•	we may not redeem less than all of the preferred shares outstanding at such time unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preferred shares given in person or by proxy, either in writing or by resolution adopted at a special general meeting called for the purpose, at which the holders of the preferred shares shall vote separately as a class, regardless of class or series;

•	we may not purchase any preferred shares except in accordance with a purchase offer made in writing to all holders of preferred shares of all classes or series upon such terms as our board of directors in its sole discretion, after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, determines (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preferred shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

•	we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire, any shares of any other class of our stock ranking junior to the preferred shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preferred shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Listing

Our common shares are listed on the Nasdaq National Market System under the symbol ‘‘QNTA.’’

Transfer Agent

Our registrar and transfer agent for the common shares is The Bank of New York.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

Junior Subordinated Indenture

We may issue junior subordinated debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series, which we sometimes refer to in this prospectus as the debt securities. We will issue any debt securities to a QCH Capital Trust in connection with the issuance of trust preferred securities and common securities by such QCH Capital Trust. Such junior subordinated debt securities will be issued and governed under a junior subordinated indenture to be entered into between us and The Bank of New York, as trustee. The junior subordinated indenture is sometimes referred to in this prospectus as the indenture. The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

The junior subordinated indenture provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of Quanta Holdings. The junior subordinated indenture does not limit the aggregate principal amount of indebtedness that we may issue from time to time.

A copy of the junior subordinated indenture is included as an exhibit to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of the indenture and the debt securities issued pursuant to the indenture. Accordingly, we strongly encourage you to refer to the indenture for a complete understanding of the terms and conditions applicable to the indenture and the debt securities.

Junior Subordinated Debt Securities

The debt securities will be our unsecured junior subordinated obligations. The term "senior" is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of specified events prior to the holders of "subordinated" debt. Events that can trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the terms of our senior indebtedness.

Quanta Holdings is a holding company and has no direct operations. Because Quanta Holdings is a holding company, its ability to make payments on indebtedness depends almost exclusively on the ability of its subsidiaries to pay dividends to Quanta Holdings. Under Bermuda law, a company may not declare or pay a dividend if there are reasonable grounds for believing that such company is, or would after the payment be, unable to pay its liabilities as they become due, or the realizable value of such company's assets would thereby be less than the aggregate of its liabilities and its issued share capital and share premium accounts. Further, our insurance subsidiaries are subject to significant regulatory restrictions limiting their ability to declare and pay dividends.

The junior subordinated debt securities issued under the indenture will be subordinate in right of payment in respect of principal, any premium or interest on and any additional amounts owing under the junior subordinated debt securities to all our senior indebtedness in the manner described below under the caption "Subordination under the Junior Subordinated Indenture."

Additionally, the indebtedness issued pursuant to the junior subordinated indenture will effectively be subordinated to any indebtedness of our subsidiaries. In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary's assets to satisfy claims of policyholders and creditors, the value of the stock of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of any of our subsidiaries to satisfy claims of the subsidiary's policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Prospectus Supplements

A prospectus supplement will describe the terms of each series of junior subordinated debt securities we offer, including, to the extent applicable:

•	the form and title of the series of debt securities being offered, the aggregate principal amount of debt securities of such series, the purchase price for the debt securities and the denominations of the debt securities;

•	the date or dates on which the series of debt securities may be issued;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium, interest and additional amounts will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the date or dates upon which the debt securities are payable;

•	the interest rate or rates applicable to the debt securities or the method for determining such rate or rates, whether the rate or rates are fixed or variable and the dates on which interest will be payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to the debt securities will be payable;

•	any mandatory or optional redemption, repayment or sinking fund provisions applicable to the debt securities. A redemption or repayment provision could either obligate or permit us to buy back the debt securities on terms that we designate in the prospectus supplement. A sinking fund provision could either obligate or permit us to set aside a certain amount of assets for payments upon the debt securities, including payment upon maturity of the debt securities or payment upon redemption of the debt securities;

•	whether the series of debt securities are to be issued as original issue discount securities and, if so, the amount of the discount;

•	whether we are issuing the debt securities in whole or in part in global form. If debt securities are issued in global form, the prospectus supplement will disclose the identity of the depositary for such debt securities and any terms and conditions applicable to the exchange of debt securities in whole or in part for other definitive securities. Debt securities in global form are discussed in greater detail below under the heading "Global Debt Securities;"

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the indenture, by depositing money or U.S. government obligations with the trustee of the indenture;

•	the relative degree, if any, to which the series of debt securities will be senior to or be subordinated to other series of debt securities or our other indebtedness in right of payment, whether or not such other series of debt securities or other indebtedness is outstanding;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	any right we may have to defer payments of interest on the debt securities;

•	the form or forms of the trust agreement, the amended and restated trust agreement and guarantee agreement;

•	if the amount of payment or principal of, and premium, if any, or interest on or additional amounts, if any, with respect to a series of debt securities may be determined with reference to an index, formula or other method, and, if so, the terms and conditions upon which and the manner in which those amounts will be determined;

•	whether the series of debt securities will be convertible into and/or exchangeable for securities issued by us, or another issuer and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	any other specific terms of the debt securities, including any modifications to the events of default or covenants under the debt securities and any other terms that may be required by or advisable under applicable laws or regulations; and

•	if necessary, a discussion of material U.S. federal income tax considerations and Bermuda tax considerations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Global Debt Securities

We may issue registered debt securities in global form. This means that one global debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the beneficial owner of that interest. A beneficial owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the beneficial interest. We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant's account on the depositary's book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that purchasers of securities regulated by the laws of those states take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium or interest on or additional amounts with respect to a registered global security to the depositary or its nominee. None of Quanta Holdings, the indenture trustee or any other agent of Quanta Holdings or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium, interest or additional amounts with respect to the registered global security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.

We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Junior Subordinated Debt Securities

Consolidation, Merger, Amalgamation and Sale of Assets.    Unless otherwise described in a prospectus supplement, the junior subordinated indenture provides that we will not (1) consolidate with or merge or amalgamate into a third party, (2) sell, other than for cash, all or substantially all of our assets to any third party or (3) purchase all or substantially all of the assets of any third party, unless

•	we are the continuing entity in the transaction or, if not, the successor entity expressly assumes our obligations on the securities and under the indenture;

•	following the completion of the transaction, we or the successor entity in the transaction would be in compliance with the covenants and conditions contained in the indenture;

•	an officers' certificate and an opinion of counsel are delivered to the trustee, each stating that such transaction and any supplemental indenture pertaining thereto comply with the provisions of the indenture relating to supplemental indentures and consolidation, merger, amalgamation, or conveyance; and

•	in the case of a series of debt securities issued to a QCH Capital Trust, such transaction is permitted under the related trust agreement and does not give rise to any breach or violation of that trust agreement.

In the context of a consolidation, merger or amalgamation or sale or purchase of assets, the successor entity is the entity that assumes or otherwise becomes obligated for the rights and obligations of the other party or parties to the transaction.

The limitations on the transactions described above do not apply to a recapitalization, change of control or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale, other than for cash to a third party of all or substantially all of our assets, or a purchase by us of all or substantially all of the assets of a third party. In addition, the indenture does not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price or otherwise protect debt security holders in the event of any recapitalization, change of control or highly leveraged transaction.

Events of Default

Unless we provide other or substitute events of default in a prospectus supplement, the following events will constitute an event of default under the indenture with respect to a series of junior subordinated debt securities:

•	a default in payment of principal or any premium when due; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default for 30 days in payment of any interest or any additional amounts; provided, however, that if we are permitted by the terms of the debt securities to defer the payment in question, the date on which such payment is due and payable shall be the date on which we must make payment following such deferral, if the deferral has been made pursuant to the terms of the securities of that series;

•	a default in payment of any sinking fund installment when due;

•	a failure to observe or perform any other covenant or agreement in the debt securities or indenture, other than a covenant or agreement included solely for the benefit of a different series of debt securities, after 90 days written notice of the failure;

•	events of bankruptcy, insolvency or reorganization; or

•	a continuing default, for more than 30 days after we receive notice of the default, under any other indenture, mortgage, bond, debenture, note or other instrument, under which we or our restricted subsidiaries may incur recourse indebtedness for borrowed money in an aggregate principal amount exceeding $50,000,000, if the default has resulted in the acceleration of that indebtedness, and such acceleration has not been waived or cured.

The indenture provides that, under limited conditions specified in the indenture, where an event of default occurs and is continuing, either the trustee or the holders of not less than 33% in principal amount of each affected series of debt securities issued under the indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 33% of all outstanding debt securities issued under the indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indenture, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indenture. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

The indenture entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. The right of the trustee to indemnity or security is subject to the trustee carrying out its duties with a level of care or standard of care that is generally acceptable and reasonable under the circumstances. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indenture, the indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.

The indenture provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest or any additional amounts, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 33% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

The indenture provides that we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Discharge, Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the indenture and debt securities as set forth below and as provided in the indenture. For purposes of the indenture, obligations with respect to debt securities are discharged and defeased when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the indenture relating to the debt securities.

If provided for in the prospectus supplement, we may elect to be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities that remain outstanding (1) have been delivered to the trustee for cancellation, (2) have either become due and payable or are by their terms due and payable within one year or (3) are scheduled for redemption within one year. We may make such discharge by irrevocably depositing cash or U.S. government obligations with the trustee in an amount sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

If provided for in the prospectus supplement, we may elect to defease and be discharged from all of our obligations contained in the indenture or from specific obligations under the covenants contained in the indenture with respect to any debt securities of or within a series. We may make this defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium, interest and additional amounts on the relevant debt securities when due.

As a condition to any such defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if the defeasance had not occurred. This opinion of counsel, in the case of defeasance of all obligations with respect to any debt securities, must refer to and be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

We may exercise our defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Modification of the Junior Subordinated Indenture

The junior subordinated indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of outstanding debt securities to:

•	secure any debt securities;

•	evidence a successor person's assumption of our obligations under the indenture and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity, mistake or inconsistency in the indenture, provided that such correction does not materially adversely affect the holders of the affected debt securities;

•	establish forms or terms for debt securities of any series;

•	evidence a successor trustee's acceptance of appointment;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the indenture;

•	add any additional events of default with respect to the series of debt securities;

•	provide for the issuance of debt securities denominated or payable in a currency other than dollars;

•	provide for conversion or exchange rights of the holders of the series of debt securities; or

•	make any other changes that do not materially adversely affect the holders of the affected debt securities.

The indenture also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under the indenture, voting as one class, to change, in any manner, the indenture and the rights of the holders of debt securities issued under the indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption;

•	change the currency in which the principal, any premium or interest on or any additional amount is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The junior subordinated indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a "taxing jurisdiction") or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (1) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (2) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to the limitations and exceptions described below, pay to the holder of any debt securities such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1)	any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2)	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3)	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4)	any withholding or deduction required to be made pursuant to EU Council Directive 2003/48/EC of 3 June 2003 on the taxation of savings income in the form of interest payments (the "EU Directive"), or any law implementing or complying with, or introduced in order to conform to such EU Directive; or

(5)	any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner, settlor, member or beneficial owner would not have been entitled to such additional amounts had it been the holder of the debt security.

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to us, (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in "Payment of Additional Amounts" above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price.

Subordination under the Junior Subordinated Indenture

The junior subordinated indenture provides that payment of the principal, any premium and interest on and additional amounts with respect to debt securities issued under the junior subordinated indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the indenture, to all our senior indebtedness. Generally, the junior subordinated indenture defines senior indebtedness as the principal, any premium and interest on and additional amounts with respect to all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, has a subordinate or equivalent right to payment with the junior subordinated debt securities; or

•	any of our indebtedness to our subsidiaries.

The junior subordinated indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any junior subordinated debt securities receive any payment on account of such junior subordinated debt securities, in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the junior subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

The terms of debt securities of any series that are convertible into or exchangeable for our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder or at our option. These terms may include provisions pursuant to which the number of securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

The Indenture Trustee

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York, or one of its affiliates, will act as trustee under the junior subordinated indenture and as institutional and Delaware trustee under the declarations. The Bank of New York is also our registrar and transfer agent for our common shares.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

Each QCH Capital Trust may issue one series of trust preferred securities and one series of trust common securities pursuant to a declaration with respect to that QCH Capital Trust. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us. Copies of the declarations are included as exhibits to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of the declarations. Accordingly, we strongly encourage you to refer to the declarations for a complete understanding of the terms and conditions applicable to the trust preferred securities. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust preference securities being offered.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable declaration or made part of the declaration by the Trust Indenture Act.

A prospectus supplement will describe the terms of the trust preferred securities offered by each QCH Capital Trust, including, to the extent applicable:

•	the number of trust preferred securities issued by the QCH Capital Trust and the distinctive designation thereof;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the QCH Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•	whether distributions on trust preferred securities issued by the QCH Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the QCH Capital Trust will be cumulative;

•	the amount or amounts that will be paid out of the assets of the QCH Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the QCH Capital Trust;

•	the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our junior subordinated debt securities may be distributed to trust preferred securities holders;

•	the obligation, if any, of the QCH Capital Trust to purchase or redeem trust preferred securities issued by the QCH Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the QCH Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•	the voting rights, if any, of trust preferred securities issued by the QCH Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration;

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the QCH Capital Trust that are consistent with the applicable declaration or applicable law; and

•	if necessary, a discussion of material U.S. federal income tax consideration and Bermuda tax considerations.

Pursuant to the declaration, the institutional trustee will own our junior subordinated debt securities purchased by the applicable QCH Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable QCH Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any QCH Capital Trust, will be guaranteed by us to the extent described below under ‘‘— Trust Guarantees.’’

In connection with the issuance of trust preferred securities, each QCH Capital Trust will also issue one series of trust common securities. Each declaration will authorize the Administrative Trustees of a QCH Capital Trust to issue on behalf of the QCH Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights and restrictions, described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the QCH Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the QCH Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the applicable declaration, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of each QCH Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the common course of business, with the Institutional Trustee.

Events of Default; Notice. The following will be events of default under the declaration:

•	an event of default under the junior subordinated indenture occurs with respect to any series of related junior subordinated debt securities; or

•	any other event of default specified in the applicable prospectus supplement occurs.

The institutional trustee shall, within 90 days after the occurrence of an event of default, transmit by mail, first class postage prepaid, to the holders of the trust preferred securities, notices of (1) all defaults with respect to the related junior subordinated securities known to the institutional trustee, unless such defaults have been cured before the giving of such notice and (2) any notice of default received from the institutional trustee with respect to the related junior subordinated debt securities, which notice from the institutional trustee to the holders shall state that an event of default under the indenture also constitutes an event of default with respect to the trust preferred securities; provided that, except for a default in the payment of principal of or any premium or interest on any of the related junior subordinated debt securities or in the payment of any sinking fund installment established for the junior subordinated debt securities, the institutional trustee shall be protected in withholding such notice if and so long as the institutional trustee in good faith determines that the withholding of such notice is in the interests of the holders of the trust preferred securities.

Voting Rights. Except as provided below and as otherwise required by law and the declaration, the holders of the preferred securities will have no voting rights. Holders of the preferred securities will have no preemptive or similar rights.

Modification of the Declaration. We are restricted in our ability to modify the declaration. No amendment to the declaration may be made and any such purported amendment will be void:

•	unless, in the case of any proposed amendment, the institutional trustee shall have first received an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of the declaration, including the terms of securities issued thereunder; or

•	unless, in the case of any proposed amendment which affects the rights, powers, duties, obligations or immunities of the institutional trustee, the institutional trustee shall have first received:

•	an officers' certificate from each of the trust and the sponsor that such amendment is permitted by, and conforms to, the terms of this declaration, including the terms of securities issued thereunder; and

•	an opinion of counsel (who may be counsel to the sponsor or the trust) that such amendment is permitted by, and conforms to, the terms of declaration, including the terms of securities issued thereunder.

Notwithstanding the foregoing, no amendment to the declaration may be made to the extent the result of such amendment would be to:

•	cause the trust to fail to continue to be classified for purposes of United States federal income taxation as a grantor trust;

•	reduce or otherwise adversely affect the powers of the institutional trustee in contravention of the Trust Indenture Act; or

•	cause the trust to be deemed to be an investment company required to be registered under the Investment Company Act.

At such time after the trust has issued any securities that remain outstanding, any amendment that would adversely affect the rights, privileges or preferences of any holder of securities issued under the declaration may be effected only with such additional requirements as may be set forth in the terms of such securities.

The sections of the declaration governing the registration and transfer of securities issued under the trust by the regular trustees and modifications of the declaration shall not be amended without the consent of all of the holders of the securities issued under the declaration.

The provisions of the declaration governing the sponsor's purchase of trust common securities and the responsibilities of the sponsor under the declaration shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The rights of the holders of the trust common securities under the declaration to increase or decrease the number of and appoint and remove trustees shall not be amended without the consent of the holders of a majority in liquidation preference of the trust common securities.

The declaration may be amended without the consent of the holders of the securities issued under the declaration to:

•	cure any ambiguity;

•	correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of this declaration;

•	add to the covenants, restrictions or obligations of the sponsor;

•	conform to any change in Rule 3a-5 under the Investment Company Act or written change in interpretation or application of Rule 3a-5 by any legislative body, court, government agency or regulatory authority which amendment does not have a material adverse effect on the rights, preferences or privileges of the holders of securities issued under the declaration; and

•	cause the trust to continue to be classified for United States federal income tax purposes as a grantor trust.

Mergers, Consolidations, Amalgamations or Replacements of the QCH Capital Trusts. A QCH Capital Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity or person, except as described below. A QCH Capital Trust may, with the consent of the administrative trustees or, if there are more than two, a majority of the administrative trustees and without the consent of the holders of the securities, the Delaware trustee or the institutional trustee, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any State or the District of Columbia, provided that:

•	such successor entity either:

•	expressly assumes all of the obligations of the QCH Capital Trust with respect to the common and preferred securities; or

•	substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so as long as such successor securities rank the same as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity that possesses the same powers and duties as the institutional trustee in its capacity as the holder of the debentures;

•	the preferred securities or any successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or with any other organization on which the preferred securities are then listed or quoted;

•	such merger, consolidation, amalgamation or replacement does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

•	such merger, consolidation, amalgamation or replacement does not adversely affect the powers, preferences and other special rights of the holders of the preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of such holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement);

•	such successor entity has a purpose substantially identical to that of the QCH Capital Trust;

•	prior to such merger, consolidation, amalgamation or replacement, we have received an opinion of a nationally recognized independent counsel (reasonably acceptable to the institutional trustee) to the QCH Capital Trust experienced in such matters to the effect that:

•	following such merger, consolidation, amalgamation or replacement, the QCH Capital Trust or the successor entity, as the case may be, will be treated as a grantor trust for United States federal income tax purposes;

•	following such merger, consolidation, amalgamation or replacement, neither the QCH Capital Trust nor the successor entity will be required to register as an ‘‘investment company’’ under the Investment Company Act; and

•	such merger, consolidation, amalgamation or replacement will not materially adversely affect the rights, preferences and privileges of the holders of the common and preferred securities (including any successor securities) (other than with respect to any dilution of such holders' interests in the new entity as a result of such merger, consolidation, amalgamation or replacement); and

•	we will provide a guarantee to the holders of the successor securities with respect to the successor entity having substantially the same terms as the trust guarantee.

Notwithstanding the foregoing, a QCH Capital Trust shall not, except with the consent of holders of 100% in liquidation preference of the common securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause such QCH Capital Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Enforcement of Certain Rights by Holders of Preferred Securities. If an event of default occurs, and is continuing, under the declaration of any QCH Capital Trust, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related junior subordinated debt securities against us. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

•	direct the exercise of any trust or power conferred upon the institutional trustee under the declaration, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of our junior subordinated debt securities.

If the institutional trustee fails to enforce its rights under the applicable series of junior subordinated debt securities, a holder of trust preferred securities of such trust may, after a period of 30 days has elapsed from such holder's written request to the institutional trustee to enforce such rights, institute a legal proceeding directly against us to enforce the institutional trustee's rights under the applicable series of junior subordinated debt securities without first instituting any legal proceeding against the institutional trustee or any other person or entity.

Notwithstanding the foregoing, if an event of default occurs and the event is attributable to our failure to make any payment on the junior subordinated debt securities when due, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment.

Merger or Consolidation of Trustees. Any corporation into which the institutional trustee or the Delaware trustee, as the case may be, may be merged or converted or with which either may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the institutional trustee or the Delaware trustee, as the case may be, shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the institutional trustee or the Delaware trustee, as the case may be, shall be the successor of the institutional trustee or the Delaware trustee, as the case may be, under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible.

Governing Law. Each restated trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

Trust Guarantees

We will issue a trust guarantee with respect to each series of trust preferred securities, for the benefit of the trust preferred securities holders. A copy of the form of trust guarantee is included as an exhibit to the registration statement of which this prospectus is a part. The following description provides only a summary of the material terms and conditions of the trust guarantee. Accordingly, we strongly encourage you to refer to the trust guarantee for a complete understanding of the terms and conditions applicable to the trust preferred securities. The applicable prospectus supplement will state whether any of the general provisions summarized below do not apply to the trust guarantees applicable to the trust preference securities being offered.

General. We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of each QCH Capital Trust, the trust guarantee payments defined below, except to the extent paid by the QCH Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the QCH Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable QCH Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the applicable QCH Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the QCH Capital Trust will have funds available;

•	the redemption price, including all accrued and unpaid distributions regarding any trust preferred securities called for redemption by the QCH Capital Trust, to the extent the QCH Capital Trust will have funds available; and

•	upon a liquidation of the QCH Capital Trust, other than in connection with the distribution of our junior subordinated debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the QCH Capital Trust, the lesser of:

•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the QCH Capital Trust will have funds available; and

•	the amount of assets of the QCH Capital Trust remaining available for distribution to the holders of the QCH Capital Trust's trust preferred securities in liquidation of the QCH Capital Trust.

Covenants of Quanta Holdings. In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the QCH Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•	make any payment of the principal of and any premium and interest on or repay, purchase or redeem any junior subordinated debt securities issued by us that rank pari passu or junior to the junior subordinated debt securities owned by the QCH Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•	purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment. Except regarding any changes that do not adversely affect the rights of trust preferred securities holders of any QCH Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be amended only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees. Each trust guarantee will terminate as to the trust preferred securities issued by the QCH Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our junior subordinated debt securities held by the QCH Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the QCH Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable QCH Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the Institutional Trustee to be held for the benefit of the trust preferred securities of the applicable QCH Capital Trust. The Institutional Trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the applicable QCH Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the applicable QCH Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the Institutional Trustee.

If the Institutional Trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the applicable QCH Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the applicable QCH Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the QCH Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law. Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

Expenses of the QCH Capital Trusts

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the QCH Capital Trusts, other than obligations of the QCH Capital Trusts to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

MATERIAL TAX CONSIDERATIONS

The following is a summary of our taxation and the taxation of our shareholders under certain tax laws, does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a decision to purchase securities and is for general information only. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of securities. The tax treatment of a holder of securities, or of a person treated as a holder of securities for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Statements contained in this prospectus as to the beliefs, expectations and conditions of Quanta Holdings and its subsidiaries as to the application of such tax laws or facts represent the view of management as to the application of such laws and do not represent the opinions of counsel. This summary does not address the taxation of an investment in any securities other than our shares. Additionally, information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement.

Prospective investors should consult their own tax advisors concerning the U.S. federal, state, local and non-U.S. tax consequences to them of owning securities.

Taxation of Quanta Holdings and Subsidiaries

Certain Bermuda Tax Considerations

Bermuda does not currently impose any income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax on us or our shareholders, other than shareholders ordinarily resident in Bermuda, if any. There is currently no Bermuda withholding or other tax on principal, interest or dividends paid to holders of the shares, other than holders ordinarily resident in Bermuda, if any. We cannot assure you that we or our shareholders will not be subject to any such tax in the future.

Quanta Holdings has received written assurance dated May 27, 2003 from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, as amended, if any legislation is enacted in Bermuda imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of that tax would not be applicable to Quanta Holdings or to any of its operations, shares, debentures or obligations until March 28, 2016; provided, that the assurance is subject to the condition that it will not be construed to prevent the application of such tax to people ordinarily resident in Bermuda, or to prevent the application of any taxes payable by Quanta Holdings in respect of real property or leasehold interests in Bermuda held by it. Quanta Bermuda and Quanta U.S. Re also received such written assurance dated June 23, 2003. We cannot assure you that we will not be subject to any such tax after March 28, 2016.

Certain Irish Tax Considerations

We intend that Quanta Europe a company incorporated in Ireland, will be managed and controlled, in Ireland and, therefore, will be resident in Ireland for Irish tax purposes and subject to Irish corporation tax on its worldwide profits (including revenue profits and capital gains). Income derived by Quanta Europe, once authorized, from an Irish trade (that is, a trade that is not carried on wholly outside of Ireland) will be subject to Irish corporation tax at the current rate of 12.5%. Other income (that is income from passive investments, income from non-Irish trades and income from certain dealings in land) will generally be subject to Irish corporation tax at the current rate of 25%. The Irish Revenue Commissioners have published a statement indicating that deposit interest earned by an insurance company on funds held for regulatory purposes will be regarded as part of its trading income, and accordingly will be part of the profits taxed at 12.5%. This statement also indicates acceptance of case law which states that investment income of an insurance company will likewise be considered as trading income where it is integral to the insurance trade and available for satisfying the liabilities of the insurance business. Other investment income earned by Quanta Europe will generally be taxed in Ireland at a rate of 25%. Capital gains realized by Quanta Europe will generally be subject to Irish corporation tax at an effective rate of 20%.

If Quanta Europe carries on a trade in the United Kingdom, or the U.K. through a permanent establishment in the U.K., profits realized from such a trade in the U.K. will be subject to Irish corporation tax notwithstanding that such profits may also be subject to taxation in the U.K. A credit against the Irish corporation tax liability is available for any U.K. tax paid on such profits, subject to the maximum credit being equal to the Irish corporation tax payable on such profits.

Quanta Europe will also be within the charge to Irish capital duty, which will apply at the rate of 1% on the value received by it for the issue of its share capital.

If we list our shares on a stock exchange in an EU Member State or country with which Ireland has a tax treaty, and provided that such shares are substantially and regularly traded on that exchange, Irish dividend withholding tax will not apply to dividends and other distributions paid by Quanta Europe, once capitalized, to Quanta Holdings provided Quanta Holdings has made an appropriate declaration, in prescribed form, to Quanta Europe.

We expect that none of Quanta Holdings and its subsidiaries, other than Quanta Europe, will be resident in Ireland for Irish tax purposes unless the central management and control of such companies is, as a matter of fact, located in Ireland. A company not resident in Ireland for Irish tax purposes can be subject to Irish corporation tax if it carries on a trade through a branch or agency in Ireland or disposes of certain specified assets (e.g., Irish land, minerals, or mineral rights, or shares deriving the greater part of their value from such assets). In such cases, the charge to Irish corporation tax is limited to trading income connected with the branch or agency, and capital gains on the disposal of assets used in the branch or agency which are situated in Ireland at or before the time of disposal, and capital gains arising on the disposal of specified assets, with tax imposed at the rates discussed above. A company not resident in Ireland is otherwise subject to Irish income tax at the standard rate, currently 20%, on other taxable income arising from sources within Ireland, and to capital gains tax at the current rate of 20% of the taxable gain, on disposals of certain specified assets, Irish land, minerals, exploration and exploitation rights, and unquoted shares directly or indirectly deriving the greater part of their value from such assets.

Insurance companies are subject to an insurance premium tax in the form of a stamp duty charged at 2% of premium income. It applies to general insurance business, mainly business other than:

•	Reinsurance;

•	Life insurance;

•	Certain, maritime, aviation and transit insurance; and

•	Health insurance.

It applies to a premium in respect of a policy where the risk is located in Ireland. Legislation provides that risk is located in Ireland

•	In the case of insurance of buildings together with their contents, where the building is in Ireland;

•	In the case of insurance of vehicles, where the vehicle is registered in Ireland;

•	In the case of insurance of four months or less duration of travel or holiday if the policyholder took out the policy in Ireland; and

•	Otherwise where the policyholder is resident in Ireland, or if not an individual, if its head office is in Ireland or its branch to which the insurance relates is in Ireland.

See ‘‘Risk Factors — Risks Related to our Business — We may be subject to additional Irish tax or U.K. tax."

Certain United Kingdom Tax Considerations

The following is a summary of certain U.K. tax considerations under current U.K. law relating to Quanta Holdings and its subsidiaries.

U.K. Taxation of Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings and Quanta Specialty Lines

U.K. Residence. Neither Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings nor Quanta Specialty Lines is incorporated in the U.K. Accordingly, they should not be treated as being resident in the U.K. unless their central management and control is exercised in the U.K. The concept of central management and control is indicative of the highest level of control of a company, which is wholly a question of fact. We intend to manage Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty Lines and Quanta Indemnity so they are not resident in the U.K. for U.K. corporation tax purposes.

U.K. Permanent Establishment. As a matter of U.K. domestic tax law, a company not resident in the U.K. for U.K. corporation tax purposes can be subject to U.K. corporation tax if it carries on a trade in the U.K. through a permanent establishment in the U.K. but the charge to U.K. corporation tax is limited to profits (including revenue profits and capital gains) connected with such permanent establishment. The term ‘‘permanent establishment" is defined for these purposes in a manner that is consistent with various internationally recognized characteristics commonly used in the U.K.'s double tax treaties. The maximum rate of U.K. corporation tax is 30%.

We intend that Quanta Europe will operate in such a manner that it will carry on a trade in the U.K. through a permanent establishment in the U.K., or Quanta U.K. We may establish a contact office in the U.K., as a subsidiary of Quanta Holdings. The activities of the contact office will be limited to representing Quanta Bermuda in the U.K. insurance markets. We intend that Quanta Europe will be entitled to the benefits of the tax treaty between the U.K. and Ireland. On the basis that Quanta U.K. should constitute a permanent establishment of Quanta Europe in the U.K. for the purposes of that tax treaty, Quanta Europe will be subject to U.K. corporation tax to the extent of any profits attributable to the permanent establishment in the U.K., as determined under the provisions of the U.K. — Ireland tax treaty.

We intend to operate in such a manner that none of Quanta Holdings nor any of its subsidiaries (other than Quanta Europe) will carry on a trade in the U.K. through a permanent establishment in the U.K. Whether a trade is being carried on in the U.K. through a permanent establishment in the U.K. is an inherently factual determination. Since U.K. case law and U.K. statute fail to definitively identify activities that constitute a trade being carried on in the U.K. through a permanent establishment in the U.K., we cannot assure you that the U.K. Inland Revenue will not contend successfully that Quanta Holdings nor any of its subsidiaries (other than Quanta Europe) has been or will be carrying on a trade in the U.K. through a permanent establishment in the U.K.

We believe that the U.S. subsidiaries of Quanta Holdings qualify for benefits under the tax treaty between the U.K. and the United States. If any of our U.S. subsidiaries qualifying for such benefits were to be carrying on a trade in the U.K. through a U.K. permanent establishment, they would only be subject to U.K. corporation tax if the U.K. permanent establishment constituted a permanent establishment for the purposes of that treaty and then only to the extent that any profits were attributable to that permanent establishment in the U.K. determined in accordance with the provisions of the U.K. — United States tax treaty.

The U.K. has no tax treaty with Bermuda and if any of Quanta Holdings or our subsidiaries in Bermuda were to be carrying on a trade in the U.K. through a U.K. permanent establishment, they would be subject to U.K. corporation tax attributable to that permanent establishment in accordance with the provisions of U.K. tax law.

There are circumstances in which companies that are neither resident in the U.K. nor entitled to the protection afforded by a tax treaty between the U.K. and the jurisdiction in which they are resident may be exposed to income tax in the U.K. on income arising in the U.K. (other than by deduction or withholding) but we intend to operate in such a manner that none of us will fall within the charge to income tax in the U.K. (other than by deduction or withholding) in this respect.

If we or any of our subsidiaries, other than any subsidiary incorporated in the U.K. as a contact office for Quanta Bermuda, were treated as being resident in the U.K. for U.K. corporation tax purposes, or, other than Quanta Europe were to be carrying on a trade in the U.K. through a permanent establishment in the U.K., the results of our operations and your investment could be materially adversely affected.

U.K. Excise Taxes

The U.K. imposes Insurance Premium Tax, or IPT, on insurance premiums on policies in respect of risks located in the U.K. Certain types of insurance risks located in the U.K. are exempt from IPT, including reinsurance. IPT is generally collected from the insurer, although the economic cost of the IPT is usually passed to the insured by way of an IPT-inclusive premium. The rate of IPT is 5% and is based on the amount of the gross premium.

Certain U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax considerations relating to Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty Lines, Quanta Indemnity and Quanta U.S. Re and the ownership of our shares by investors. As discussed further in this prospectus and based on our expected business, properties, ownership, organization, source of income and manner of operation, we believe that (1) no U.S. Person that owns shares in Quanta Holdings directly or indirectly through foreign entities should be subject to treatment as a 10% U.S. Shareholder of a controlled foreign corporation, or CFC, and (2) Quanta Holdings should not be considered a passive foreign investment company, or passive foreign investment company, for the years ended December 31, 2003 or 2004. We have not sought and do not intend to seek an opinion of legal counsel as to whether or not we were a passive foreign investment company for the years ended December 31, 2003 or 2004.

This summary is based upon the Internal Revenue Code, the Treasury Regulations promulgated under the Internal Revenue Code, rulings and other administrative pronouncements issued by the IRS, judicial decisions, the tax treaty between the United States and Bermuda, or the ‘‘Bermuda Treaty’’ and the tax treaty between the United States and Ireland, or the ‘‘Irish Treaty’’, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of such investor's investment or tax circumstances, or to investors subject to special tax rules, such as shareholders who own directly, or indirectly through certain foreign entities or through the constructive ownership rules of the Internal Revenue Code, 10% or more of the voting power or value of Quanta Holdings (or how those ownership rules may apply in certain circumstances), tax-exempt organizations, dealers in securities, banks, insurance companies, persons that hold shares that are a hedge or that are hedged against interest rate or insurance risks or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. This summary generally does not discuss federal taxes other than income tax or other U.S. taxes such as state or local income taxes. This summary assumes that an investor will acquire and hold our shares as capital assets, which generally means as property held for investment. Prospective investors should consult their tax advisors concerning the consequences, in their particular circumstances, of the ownership of shares under U.S. federal, state, local and other tax laws.

For U.S. federal income tax purposes and purposes of the following discussion, a ‘‘U.S. Person’’ means (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or of any of its political subdivisions, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, as well as certain electing trusts.

U.S. Taxation of Quanta Holdings, Quanta Bermuda, Quanta Europe, Quanta U.S. Holdings, Quanta Specialty Lines, Quanta U.S. Re and Quanta Indemnity

U.S. Income and Branch Profits Tax. A foreign corporation deemed to be engaged in the conduct of a trade or business in the U.S. will generally be subject to U.S. federal income tax (at a current maximum rate of 35%), as well as a 30% branch profits tax in certain circumstances, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under an applicable income tax treaty, as discussed below. Quanta Holdings, Quanta Europe and Quanta Bermuda intend to operate in such a manner that they will not be considered to be conducting a trade or business within the United States for purposes of U.S. federal income taxation. Whether a trade or business is being conducted in the United States is an inherently factual determination. Because the Internal Revenue Code, Treasury Regulations and court decisions fail to identify definitively activities that constitute being engaged in a trade or business in the United States, we cannot assure you that the IRS will not contend successfully that Quanta Holdings, Quanta Bermuda and/or Quanta Europe are or will be engaged in a trade or business in the United States. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a foreign corporation is entitled to deductions and credits only if it timely files a U.S. federal income tax return (which requirement may be waived if the foreign corporation establishes that it acted reasonably and in good faith in its failure to timely file such return). Quanta Holdings, Quanta Europe and Quanta Bermuda intend to file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that they are subject to U.S. federal income tax.

An insurance enterprise resident in Bermuda generally will be entitled to the benefits of the Bermuda Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Bermuda or U.S. citizens and (2) its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities of, persons who are neither residents of either the United States or Bermuda nor U.S. citizens. Quanta Bermuda believes it is entitled to the benefits of the Bermuda Treaty. Assuming Quanta Bermuda is entitled to the benefits under the Bermuda Treaty, it will not be subject to U.S. federal income tax on any insurance income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Whether business is being conducted in the United States through a permanent establishment is an inherently factual determination. Quanta Bermuda intends to conduct its activities so as not to have a permanent establishment in the United States, although we cannot assure you that it will achieve this result.

A company resident in Ireland will generally be entitled to the benefit of the Irish Treaty if (1) more than 50% of its shares are owned beneficially, directly or indirectly, by individual residents of the United States or Ireland or U.S. citizens and (2) deductible amounts paid for certain purposes to persons who are neither residents of either the U.S. or Ireland, nor U.S. citizens do not exceed 50% of the Irish company's income. An Irish company which does not meet those standards may nevertheless be entitled to the benefits of the Irish Treaty with respect to an item of income if the Irish company is engaged in the active conduct of a trade or business in Ireland, and the item of income is connected with or incidental to that trade or business. Quanta Europe believes it is entitled to the benefits of the Irish Treaty. Assuming Quanta Europe is entitled to the benefits of the Irish Treaty, it will not be subject to U.S. federal income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Quanta Europe intends to conduct its activities in a manner so that it does not have a permanent establishment in the United States, although we cannot assure you that it will achieve this result.

Foreign corporations also are subject to U.S. withholding tax at a rate of 30% of the gross amount of certain ‘‘fixed or determinable annual or periodical gains, profits and income’’ derived from sources within the United States (such as dividends and certain interest on investments), to the extent such amounts are not effectively connected with the foreign corporation's conduct of a trade or business in the United States. The tax rate is subject to reduction by applicable treaties. Dividends, if any, paid by Quanta U.S. Holdings to Quanta Holdings will be subject to 30% U.S. withholding tax.

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rate of tax applicable to premiums paid to Quanta Bermuda is 4% for insurance premiums and 1% for reinsurance premiums. The excise tax does not apply to premiums paid to Quanta Europe assuming that Quanta Europe is entitled to the benefits of the Irish Treaty, to the extent that Quanta Europe does not reinsure the risk with a reinsurer which is not entitled to the benefits of a bilateral tax treaty with the United States in which the United States has waived the excise tax.

Quanta U.S. Holdings is a Delaware corporation and Quanta Specialty Lines is an Indiana corporation. Quanta U.S. Re is a Bermuda corporation that will be taxed as a U.S. corporation pursuant to an election under section 953(d) of the Internal Revenue Code. Each will be subject to taxation in the United States on its worldwide income at regular corporate rates.

Personal Holding Companies. Quanta Holdings' U.S. subsidiaries could be subject to additional U.S. tax on a portion of their income earned from U.S. sources if any of them is considered to be a personal holding company, or ‘‘PHC’’ for U.S. federal income tax purposes. A corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if (1) at any time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and (2) at least 60% of the corporation's adjusted ordinary gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of ‘‘PHC income.’’ PHC income includes, among other things, dividends, certain interest, certain royalties, annuities and, under certain circumstances, rents. For purposes of the 50% test, each partner of an investment partnership who is an individual will be treated as owning his/her proportionate share of any stock owned by the partnership. Additionally, certain entities (such as tax-exempt organizations and pension funds) will be treated as individuals. The PHC rules contain an exception for foreign corporations.

If any of Quanta Holdings' subsidiaries were a PHC in a given taxable year, such corporation would be subject to PHC tax on its ‘‘undistributed PHC income’’ at a rate of 15%. For taxable years beginning after December 31, 2008, the PHC tax rate would be the highest marginal rate on ordinary income applicable to individuals.

Although Quanta Holdings believes that none of its subsidiaries is a PHC, we cannot provide assurance that this will be the case because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of Quanta Holdings' shareholder base, the gross income of Quanta Holdings' subsidiaries and other circumstances that could change the application of the PHC rules to Quanta Holdings and its subsidiaries. In addition, if any of Quanta Holdings' subsidiaries were to become PHCs we cannot be certain that the amount of PHC income would be immaterial.

U.S. Taxation of Holders of Shares

Shareholders Who Are U.S. Persons:

Dividends. Subject to the discussion below relating to the potential application of the ‘‘controlled foreign corporation,’’ ‘‘related person insurance income,’’ and ‘‘passive foreign investment company’’ rules, distributions, if any, made with respect to common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of Quanta Holdings (as computed under U.S. tax principles). Under recently enacted legislation, or the ‘‘New U.S. Legislation,’’ certain dividends paid before 2009 may be eligible for reduced rates of tax. Because Quanta Holdings' shares are readily tradable on an established securities market in the United States, we expect that dividends, if any, paid by Quanta Holdings will be eligible for the reduced rate of tax. Dividends, if any, paid by Quanta Holdings would not be eligible for the reduced rate of tax if Quanta Holdings were to be a passive foreign investment company in the year in which dividends are paid, or in the prior year, or if certain holding period and other requirements are not met by the shareholder receiving the dividend. Legislation was recently introduced in the U.S. Senate, which, if enacted, would provide that dividends received from Quanta Holdings after the date of enactment would not be eligible for the reduced rate of tax. Dividends paid by Quanta Holdings generally will be foreign source income for U.S. federal income tax purposes and will not be eligible for the dividends-received deduction allowed to U.S. corporations under the Internal Revenue Code. The amount of any distribution in excess of the current and accumulated earnings and profits of Quanta Holdings will first be applied to reduce a holder's tax basis in the shares, and any amount in excess of tax basis will be treated as gain from the sale or exchange of such holder's shares.

Classification of Quanta Holdings, Quanta Bermuda or Quanta Europe as a CFC. In general, a foreign corporation is considered a CFC if ‘‘10% U.S. Shareholders’’ own more than 50% of the total combined voting power of all classes of voting stock of such foreign corporation, or the total value of all stock of such corporation. A 10% U.S. Shareholder is a U.S. Person who owns at least 10% of the total combined voting power of all classes of stock entitled to vote of the foreign corporation. Each 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during a taxable year, and owns shares in the CFC directly or indirectly through foreign entities on the last day of the CFC's taxable year must include in its gross income for U.S. federal income tax purposes its pro rata share (based on its actual direct and indirect, through foreign entities, ownership) of the CFC's ‘‘subpart F income,’’ even if the subpart F income is not distributed. For purposes of taking into account insurance income, a CFC includes a foreign corporation in which more than 25% of the total combined voting power of all classes of stock (or more than 25% of the total value of the stock) is owned by 10% U.S. Shareholders, on any day during the taxable year of such corporation, if the gross amount of premiums or other consideration for the reinsurance or the issuing of insurance contracts generating subpart F income exceeds certain levels.

For purposes of determining whether a corporation is a CFC, and therefore whether the more-than-50% (or more-than-25%, in the case of insurance income) and 10% ownership tests have been satisfied, shares owned includes shares owned directly, indirectly through foreign entities or shares considered as owned by application of certain constructive ownership rules.

Pursuant to those constructive ownership rules:

•	an individual is treated as owning stock owned by certain members of his or her family;

•	an option to acquire stock generally is treated as exercised;

•	a corporation is treated as owning stock owned by a 50% or greater shareholder;

•	a partnership is treated as owning stock owned by its partners (regardless of their percentage ownership of the partnership); and

•	stock owned by a partnership or a corporation is treated as owned proportionately by the owners of the entity (in the case of corporations, only if the shareholder owns 10% or more of the stock of the corporation).

Additional rules apply to trusts and estates. Operating rules apply to prevent reattribution of ownership in certain circumstances, as well as attribution that would cause stock to be treated as not owned by a U.S. person. Because the attribution rules are complicated and depend on the particular facts relating to each investor, you are urged to consult your own tax advisors regarding the application of the rules to your ownership of our shares.

Due to the dispersion of Quanta Holdings' share ownership among holders and its bye-law provisions that impose limitations on the concentration of voting power of its voting shares and that authorize the board to repurchase such shares under certain circumstances and other factors, Quanta Holdings believes that no U.S. Person that owns shares in Quanta Holdings directly or indirectly through foreign entities should be subject to treatment as a 10% U.S. Shareholder of a CFC. These bye-law provisions are described in ‘‘Risk Factors — Risks Related to our Common Shares.’’ We cannot assure you, however, that the IRS will not challenge the effectiveness of these provisions for purposes of preventing CFC and 10% U.S. Shareholder status and that a court will not sustain such challenge.

Related Party Insurance Income Companies

Generally. The CFC rules also apply to certain insurance companies that earn related person insurance income, or related party insurance income. For purposes of applying the CFC rules to foreign corporations that earn related party insurance income, a foreign corporation will be treated as a CFC if related party insurance income Shareholders collectively own directly, indirectly through foreign entities or by application of the constructive ownership rules 25% or more of the stock of the corporation by vote or value. The term ‘‘related party insurance income Shareholder’’ means any U.S. Person who owns, directly or indirectly through foreign entities, any amount (rather than stock possessing 10% or more of the total combined voting power) of the foreign corporation's stock.

Related party insurance income is defined as any ‘‘insurance income’’ attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a ‘‘related party insurance income shareholder’’ of the foreign corporation or a ‘‘related person’’ to such related party insurance income shareholder. In general, and subject to certain limitations, ‘‘insurance income’’ is income (including premium and investment income) attributable to the issuing of any insurance or reinsurance contract which would be taxed under the provisions of the Internal Revenue Code relating to insurance companies if the income were the income of a domestic insurance company.

For purposes of the related party insurance income rules, ‘‘related person’’ means someone who controls or is controlled by the related party insurance income shareholder or someone who is controlled by the same person or persons that control the related party insurance income shareholder. ‘‘Control’’ is measured by either more than 50% in value or more than 50% in voting power of stock, applying constructive ownership principles. A corporation's pension plan is ordinarily not a ‘‘related person’’ with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules, more than 50%, measured by vote or value, of the stock of the corporation.

Related Party Insurance Income Exceptions. The special related party insurance income rules do not apply if (1) direct or indirect insureds and persons related to such insureds, whether or not U.S. Persons, own, at all times during the taxable year directly or indirectly, less than 20% of the voting power and less than 20% of the value of the stock of Quanta Bermuda or Quanta Europe, as applicable, or the ‘‘20% Ownership Exception,’’ (2) related party insurance income, determined on a gross basis, is less than 20% of Quanta Bermuda's or Quanta Europe's gross insurance income for the taxable year, as applicable, or the ‘‘20% Gross Income Exception,’’ (3) Quanta Bermuda or Quanta Europe, as applicable, elects to be taxed on its related party insurance income as if the related party insurance income were effectively connected with the conduct of a U.S. trade or business and to waive all treaty benefits with respect to related party insurance income and meets certain other requirements or (4) Quanta Bermuda or Quanta Europe, as applicable, elects to be treated as a U.S. corporation for U.S. tax purposes. Quanta Bermuda and Quanta Europe intend to operate in a manner that is designed to ensure that each qualifies for either the first or second exception to the related party insurance income rules.

If none of these exceptions applies, each U.S. Person who owns shares in Quanta Holdings (and therefore, indirectly in Quanta Bermuda and Quanta Europe) on the last day of the tax year in which Quanta Bermuda or Quanta Europe is a CFC, will be required to include in its gross income for U.S. federal income tax purposes its share of related party insurance income of Quanta Bermuda and/or Quanta Europe for the U.S. Person's taxable year that includes the end of the CFC's taxable year. This inclusion generally will be determined as if such related party insurance income were distributed proportionately only to such U.S. Persons holding shares at that date. The inclusion will be limited to the current-year earnings and profits of Quanta Bermuda or Quanta Europe, as applicable, reduced by the shareholder's pro rata share, if any, of certain prior-year deficits in earnings and profits.

Computation of Related Party Insurance Income. In order to determine how much related party insurance income each of Quanta Bermuda and Quanta Europe has earned in each taxable year, Quanta Holdings intends to obtain and rely upon information from Quanta Bermuda's and Quanta Europe's insureds and reinsureds to determine whether any of the insureds, reinsureds or other persons related to such insureds or reinsureds own Quanta Holdings' shares and are U.S. Persons.

Quanta Holdings may not be able to determine whether any of the underlying insureds of the insurance companies to which Quanta Bermuda or Quanta Europe provide insurance or reinsurance are related party insurance income shareholders or related persons to such shareholders. Consequently, Quanta Holdings may not be able to determine accurately the gross amount of related party insurance income earned by Quanta Bermuda or Quanta Europe in a given taxable year. For any taxable year in which Quanta Bermuda's or Quanta Europe's gross related party insurance income may be 20% or more of its gross insurance income for the year, Quanta Holdings may also seek information from its shareholders to determine whether direct or indirect owners of Quanta Holdings' shares at the end of the year are U.S. Persons so that the related party insurance income may be determined and apportioned among such persons. To the extent Quanta Holdings is unable to determine whether a direct or indirect owner of shares is a U.S. Person, Quanta Holdings may assume that such owner is not a U.S. Person, thereby increasing the per share related party insurance income amount for all shareholders identified as U.S. Persons.

Uncertainty as to Application of Related Party Insurance Income. Regulations interpreting the related party insurance income provisions of the Internal Revenue Code exist only in proposed form. It is not certain whether these Regulations will be adopted in their proposed form or what changes might ultimately be made or whether any such changes, as well as any interpretation or application of the related party insurance income rules by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the related party insurance income provisions and their application to Quanta Bermuda and Quanta Europe is uncertain. These provisions include the grant of authority to the U.S. Treasury to prescribe ‘‘such regulations as may be necessary to carry out the purposes of this subsection, including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.’’ In addition we cannot assure you that the IRS will not challenge any determinations by Quanta Bermuda or Quanta Europe as to the amount, if any, of related party insurance income that should be includible in income or that the amounts of the related party insurance income inclusions will not be subject to adjustment based upon subsequent IRS examination. Prospective investors should consult their tax advisors as to the effects of these uncertainties.

Apportionment of Related Party Insurance Income to U.S. Shareholders. If Quanta Bermuda's or Quanta Europe's, as the case may be, related party insurance income for a year equals or exceeds 20% of that company's gross insurance income and the 20% Ownership Exception does not apply then every related party insurance income shareholder who owns shares of Quanta Holdings on the last day of the tax year in which Quanta Bermuda or Quanta Europe is a CFC should expect that for such year it will be required to include in gross income its share of that company's related party insurance income for the portion of the taxable year during which the company was a CFC under the related party insurance income provisions, even if such related party insurance income Shareholder did not own the shares throughout such period. A related party insurance income Shareholder who owns Quanta Holdings' shares during the taxable year of Quanta Bermuda or Quanta Europe during which it was a CFC, but not on the last day of such taxable year, will not be required to include any related party insurance income into income, whether or not distributed.

Basis Adjustments. A U.S. Shareholder's tax basis in its Quanta Holdings shares will be increased by the amount of any subpart F income that the shareholder includes in income, including any related party insurance income included in income by an related party insurance income shareholder. Any distributions made by Quanta Holdings out of previously taxed subpart F income, including related party insurance income, will be exempt from further U.S. income tax in the hands of the U.S. Shareholder. The U.S. Shareholder's tax basis in its Quanta Holdings shares will be reduced by the amount of any distributions that are excluded from income under this rule.

Information Reporting. Under certain circumstances, U.S. Persons owning stock in a foreign corporation are required to file IRS Form 5471 with their U.S. federal income tax returns. Generally, information reporting on IRS Form 5471 is required with respect to (1) a person who is treated as a related party insurance income shareholder, (2) a 10% U.S. Shareholder of a foreign corporation that is a CFC for an uninterrupted period of 30 days or more during any tax year of the foreign corporation, and who owned the stock on the last day of that year and (3) under certain circumstances, a U.S. Person who acquires stock in a foreign corporation, and as a result thereof owns 10% or more of the voting power or value of such foreign corporation, whether or not such foreign corporation is a CFC. For any taxable year in which Quanta Holdings determines that gross related party insurance income constitutes 20% or more of Quanta Bermuda's or Quanta Europe's gross insurance income and the 20% Ownership Exception does not apply, Quanta Holdings intends to mail to all U.S. Persons registered as holders of its shares IRS Form 5471, completed with information from Quanta Holdings, for attachment to the U.S. federal income tax returns of such shareholders. A tax-exempt organization that is treated as a 10% U.S. Shareholder or a related party insurance income Shareholder also must file IRS Form 5471 in the circumstances described above. Failure to file IRS Form 5471 may result in penalties.

Tax-Exempt Shareholders. Tax-exempt entities will be required to treat certain subpart F insurance income, including related party insurance income, that is includible in income by the tax-exempt entity as unrelated business taxable income.

Dispositions of Shares. Subject to the discussion below relating to the potential application of Internal Revenue Code section 1248 or the ‘‘passive foreign investment company’’ rules, any gain or loss realized by a U.S. Person on the sale or other disposition of shares of Quanta Holdings will be subject to U.S. federal income taxation as capital gain or loss in an amount equal to the difference between the amount realized upon such sale or exchange and such person's tax basis in the shares. Capital gains received by individuals are subject to tax at preferential rates; the use of capital losses is subject to limitations. Moreover, gain, if any, generally will be U.S. source gain and generally will constitute ‘‘passive income’’ for foreign tax credit limitation purposes.

Internal Revenue Code section 1248 provides that if a U.S. Person sells or exchanges stock in a foreign corporation and such person owned directly, indirectly through certain foreign entities or constructively 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition when the corporation was a CFC, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC's earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. Section 1248 also applies to the sale or exchange of shares in a foreign corporation if the foreign corporation would be treated as a CFC for related party insurance income purposes and would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% U.S. Shareholder or whether related party insurance income constitutes 20% or more of the corporation's gross insurance income or the 20% Ownership Exception applies. Existing Treasury Regulations do not address whether section 1248 would apply if a foreign corporation is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation. Prospective investors should consult their tax advisors regarding the effects of these rules on a disposition of shares.

Passive Foreign Investment Companies. In general, a foreign corporation will be a passive foreign investment company during a given year if (1) 75% or more of its gross income constitutes ‘‘passive income’’ or (2) 50% or more of its assets produce passive income or are held for the production of passive income. For these purposes, passive income generally includes interest, dividends, annuities and other investment income. The passive foreign investment company statutory provisions contain an express exception for income derived in the active conduct of an insurance business by a corporation that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Quanta Holdings expects for purposes of the passive foreign investment company rules that each of Quanta Bermuda and Quanta Europe will be considered to be predominantly engaged in an insurance business and that they are unlikely to have financial reserves in excess of the reasonable needs of their insurance business.

The passive foreign investment company statutory provisions also contain a look-through rule stating that, for purposes of determining whether a foreign corporation is a passive foreign investment company, such foreign corporation shall be treated as if it received ‘‘directly its proportionate share of the income . . .’’ and as if it ‘‘held its proportionate share of the assets . . .’’ of any other corporation in which it owns at least 25% by value of the shares. While no explicit guidance is provided by the statutory language, under this look-through rule, we believe that Quanta Holdings should be deemed to own the assets and to have received the income of its insurance subsidiaries directly for purposes of determining whether it qualifies for the insurance exception and, consequently, that Quanta Holdings should not be treated as a passive foreign investment company for U.S. federal income tax purposes for the years ended December 31, 2003 and 2004. This interpretation of the look-through rule is consistent with the legislative intention generally to exclude bona fide insurance companies from the application of the passive foreign investment company provision. No assurance can be given that the IRS would not challenge this position or that a court would not sustain such challenge. Prospective investors should consult their tax advisor as to the effects of the passive foreign investment company rules to them. We have not sought and do not seek to obtain an opinion of legal counsel as to whether or not we were a passive foreign investment company for the years ended December 31, 2003 and 2004.

If Quanta Holdings were characterized as a passive foreign investment company during a given year, a U.S. Person owning shares would be subject to a penalty tax at the time of the sale of such shares at a gain, or upon receipt of an ‘‘excess distribution’’ with respect to, their shares, unless such shareholder made a ‘‘qualified electing fund election’’ or ‘‘mark-to-market’’ election. In general, a shareholder receives an ‘‘excess distribution’’ if the amount of the distribution is more than 125% of the average distribution with respect to the shares during the three preceding taxable years (or shorter period during which the taxpayer held the shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions at the highest applicable tax rate on ordinary income throughout the shareholder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

Other. Except as discussed below with respect to backup withholding, dividends paid by Quanta Holdings will not be subject to U.S. withholding tax.

Shareholders Who Are Non-U.S. Persons

Subject to certain exceptions, non-U.S. Persons will be subject to U.S. federal income tax including potential branch profits tax in the case of shareholders that are corporations on dividend distributions with respect to, and gain realized from the sale or exchange of, shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States. Nonresident alien individuals will not be subject to U.S. estate tax with respect to the shares.

All Shareholders

Information reporting to the IRS by paying agents and custodians located in the United States will be required with respect to payments of dividends on the shares to U.S. Persons. In addition, you may be subject to backup withholding with respect to dividends paid by Quanta Holdings unless you (1) are a corporation, non-U.S. Person or come within certain other exempt categories and, when required, demonstrate this fact, or (2) provide a taxpayer identification number, certify that you have not lost exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax and may be credited against your regular U.S. federal income tax liability or otherwise you may be entitled to a refund for any such tax withheld.

PLAN OF DISTRIBUTION

We and/or each of the QCH Capital Trusts may sell the securities covered by this prospectus in any one or more one of the following ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we may enter into derivative or other hedging transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus, the applicable prospectus supplement and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may also sell securities short using this prospectus and deliver securities covered by this prospectus to close out such short position, or loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the initial public offering price of the securities and the proceeds to us and/or the QCH Capital Trusts and any discounts, commissions or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	the securities exchanges on which the securities may be listed, if any.

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We and/or the QCH Capital Trusts may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we and/or the QCH Capital Trusts grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we and/or the QCH Capital Trusts may sell the securities through agents from time to time. Any applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the QCH Capital Trusts pay to them. Unless otherwise indicated in such prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered or sold.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we and/or the QCH Capital Trusts will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale.

We and the QCH Capital Trusts may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us or the QCH Capital Trusts at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we or the QCH Capital Trusts pay for solicitation of these delayed delivery contracts and the date when we will demand payment and delivery of the securities under the delayed delivery contract.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Offers to purchase offered securities may be solicited directly by us and/or the QCH Capital Trusts and the sale thereof may be made by us and/or the QCH Capital Trusts directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise prevail in the open market. If commenced, the underwriter may discontinue these activities at any time.

Any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be ‘‘underwriters’’ within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

Underwriters, dealers, agents, remarketing firms and other third parties described above may be entitled to indemnification by us and/or the QCH Capital Trusts against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents or others may be required to make in respect thereof. Underwriters, dealers, agents and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the QCH Capital Trusts in the common course of business.

Any securities issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We and/or QCH Capital Trust may elect to list any series of offered securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor such QCH Capital Trust will be obligated to do so. No assurance can be given as to the liquidity of the trading market for any such securities.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda and/or Baker & McKenzie LLP, and for the QCH Capital Trusts by Richards, Layton & Finger, P.A. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004 and incorporated by reference in this prospectus have been audited by PricewaterhouseCoopers LLP, our independent registered public accounting firm, as set forth in their reports therein and are so incorporated by reference herein in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. FEDERAL SECURITIES LAWS

Quanta Holdings was incorporated under the laws of Bermuda. In addition, some of our officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. based directors and officers or to recover against Quanta Holdings, or such directors and officers or obtain judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws against them. However, Quanta Holdings may be served with process in the United States with respect to actions against it arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of shares made by this prospectus by serving CT Corporation, 111 Eighth Avenue, 13th Floor, New York, New York 10011 our U.S. agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters. As a result, whether a United States judgment would be enforceable in Bermuda against us or our directors and officers depends on whether the U.S. court that entered the judgment is recognized by the Bermuda court as having jurisdiction over us or our directors and officers, as determined by reference to Bermuda conflict of law rules. A judgment debt from a U.S. court that is final and for a sum certain based on U.S. federal securities laws will not be enforceable in Bermuda unless the judgment debtor had submitted to the jurisdiction of the U.S. court, and the issue of submission and jurisdiction is a matter of Bermuda (not U.S.) law.

In addition, and irrespective of jurisdictional issues, the Bermuda courts will not enforce a U.S. federal securities law that is either penal or contrary to Bermuda public policy. It is the advice of Conyers Dill & Pearman that an action brought pursuant to a public or penal law, the purpose of which is the enforcement of a sanction, power or right at the instance of the state in its sovereign capacity, will not be entertained by a Bermuda court. Certain remedies available under the laws of U.S. jurisdictions, including certain remedies under U.S. federal securities laws, would not be available under Bermuda law or enforceable in a Bermuda court, as they would be contrary to Bermuda public policy. Further, no claim may be brought in Bermuda against us or our directors and officers in the first instance for violation of U.S. federal securities laws because these laws have no extraterritorial jurisdiction under Bermuda law and do not have force of law in Bermuda. A Bermuda court may, however, impose civil liability on us or our directors and officers if the facts alleged in a complaint constitute or give rise to a cause of action under Bermuda law.

$125,000,000

Quanta Capital Holdings Ltd.

Preferred Shares and Junior Subordinated Debt Securities

QCH Capital Trust I
QCH Capital Trust II

Trust Preferred Securities Fully and Unconditionally Guaranteed to the extent set forth in this prospectus by Quanta Capital Holdings Ltd.

P R O S P E C T U S

                     , 2005

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the best estimate of the Registrant as to its anticipated expenses and costs (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby (except for the SEC registration fee, all amounts are estimates).

SEC Registration Fee	$14,712.50
Printing and Engraving Expenses	100,000
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	10,000
Trustee's Fees and Expenses	8,000
Rating Agency Fees	200,000
Miscellaneous Expenses	25,000
Total	$507,712.50

ITEM 15.  Indemnification of Directors and Officers.

Quanta Capital Holdings Ltd.

Our bye-laws indemnify our directors and officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to us other than in respect of his own fraud or dishonesty, which is the maximum extent of indemnification permitted under the Companies Act. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (1) the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal action or proceeding, if the director or officer had no reasonable cause to believe his conduct was unlawful. Under our bye-laws, each of our shareholders agrees to waive any claim or right of action, other than those involving fraud or dishonesty, against us or any of our officers or directors.

QCH Capital Trusts

Each declaration pursuant to which each of the QCH Capital Trusts is organized provides that to the fullest extent permitted by applicable law, Quanta Holdings will indemnify and hold harmless each trustee, or affiliate of any trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any trustee or of any such affiliate, or employee or agent of each of the QCH Capital Trusts or its affiliates, each an ‘‘Indemnified Person’’ from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act performed or omitted by such Indemnified Person in good faith on behalf of each of the QCH Capital Trusts and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by each such declaration or by law, except that an Indemnified Person will be liable for such loss, damage or claim incurred by reason of such Indemnified Person's negligence, bad faith or willful misconduct regarding such act or omission.

Each declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by Quanta Holdings before the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it will be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by each such declaration.

ITEM 16. Exhibits.

Exhibit Number		Description
	*1.1	Form of Underwriting Agreement relating to preferred shares.
	*1.2	Form of Underwriting Agreement relating to debt securities.
	*1.3	Form of Purchase Agreement relating to trust preferred securities.
4.1		Form of Common Share Certificate (incorporated by reference from Exhibit 4.1 to the Company's Amendment No. 1 to Registration Statement on Form S-1/A (No. 333-111535) filed on February 13, 2004).
4.2		Memorandum of Association of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-111535) filed on December 24, 2003).
4.3		Amended and Restated Bye-Laws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-111535) filed on December 24, 2003).
4.4		Form of Junior Subordinated Indenture.
	*4.5	Form of Debt Securities.
4.6		Certificate of Trust of QCH Capital Trust I.
4.7		Certificate of Trust of QCH Capital Trust II.
	*4.8	Form of Certificate of Designation, Preferences and Rights of Preferred Shares.
4.9		Declaration of Trust for QCH Capital Trust I.
4.10		Declaration of Trust for QCH Capital Trust II.
4.11		Form of Amended and Restated Declaration of Trust.
	*4.12	Form of Trust Preferred Security.
4.13		Form of Preferred Securities Guarantee Agreement.
5.1		Legal Opinion of Conyers, Dill & Pearman.
5.2		Legal Opinion of Baker & McKenzie LLP.
5.3		Legal Opinion of Richards, Layton & Finger, P.A.
12.1		Statement regarding computation of ratios.
23.1		Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).
23.2		Consent of Baker & McKenzie LLP (included in Exhibit 5.2).
23.3		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
23.4		Consent of PricewaterhouseCoopers LLP with respect to Quanta Capital Holdings Ltd.
23.5		Consent of PricewaterhouseCoopers LLP with respect to Environmental Strategies Consulting LLC.
24.1		Power of Attorney (included on signature page to this registration statement).
25.1		Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Junior Subordinated Debt Indenture.

Exhibit Number	Description
25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the institutional trustee under the Amended and Restated Declaration of Trust of QCH Capital Trust I.
25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the institutional trustee under the Amended and Restated Declaration of Trust of QCH Capital Trust II.
25.4	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of Quanta Holdings for the benefit of the Trust Preferred Securities holders of QCH Capital Trust I.
25.5	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of Quanta Holdings for the benefit of the Trust Preferred Securities holders of QCH Capital Trust II.

* To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

Note: We will file as an exhibit to a Current Report on Form 8-K any required opinion of counsel as to certain tax matters relating to securities being offered hereby.

ITEM 17. Undertakings.

The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement;

(3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(f) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(g) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of October, 2005.

QUANTA CAPITAL HOLDINGS LTD.
By:	/s/ Tobey J. Russ
Tobey J. Russ President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Tobey J. Russ and Jonathan J.R. Dodd and each of them, with full power of substitution and full power to act, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, any and all registration statements filed pursuant to Rule 462(b) of the Securities Act of 1933 (including post-effective amendments) to register additional securities and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Tobey J. Russ	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	October 24, 2005

Tobey J. Russ

/s/ Michael J. Murphy	Deputy Chairman of the Board	October 24, 2005

Michael J. Murphy

/s/ Jonathan J.R. Dodd	Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 24, 2005

Jonathan J.R. Dodd

	Director	October , 2005

Robert Lippincott III

/s/ Nigel W. Morris	Director	October 24, 2005

Nigel W. Morris

/s/ W. Russell Ramsey	Director	October 24, 2005

W. Russell Ramsey

/s/ James J. Ritchie	Director	October 24, 2005

James J. Ritchie

	Director	October , 2005

Wallace L. Timmeny

/s/ Tobey J. Russ	Authorized Representative in the United States	October 24, 2005

Tobey J. Russ

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, QCH Capital Trust I and QCH Capital Trust II each certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 24th day of October, 2005.

QCH CAPITAL TRUST I
By:	/s/ Kenneth King
Name: Kenneth King Administrative Trustee
By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Administrative Trustee

QCH CAPITAL TRUST II
By:	/s/ Kenneth King
Name: Kenneth King Administrative Trustee
By:	/s/ Jonathan J.R. Dodd
Name: Jonathan J.R. Dodd Administrative Trustee

INDEX TO EXHIBITS

Exhibit Number	Description
*1.1	Form of Underwriting Agreement relating to preferred shares.
*1.2	Form of Underwriting Agreement relating to debt securities.
*1.3	Form of Purchase Agreement relating to trust preferred securities.
4.1	Form of Common Share Certificate (incorporated by reference from Exhibit 4.1 to the Company's Amendment No. 1 to Registration Statement on Form S-1/A (No. 333-111535) filed on February 13, 2004).
4.2	Memorandum of Association of the Company (incorporated by reference from Exhibit 3.1 to the Company's Registration Statement on Form S-1 (No. 333-111535) filed on December 24, 2003).
4.3	Amended and Restated Bye-Laws of the Company (incorporated by reference from Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No. 333-111535) filed on December 24, 2003).
4.4	Form of Junior Subordinated Indenture.
*4.5	Form of Debt Securities.
4.6	Certificate of Trust of QCH Capital Trust I.
4.7	Certificate of Trust of QCH Capital Trust II.
*4.8	Form of Certificate of Designation, Preferences and Rights of Preferred Shares.
4.9	Declaration of Trust for QCH Capital Trust I.
4.10	Declaration of Trust for QCH Capital Trust II.
4.11	Form of Amended and Restated Declaration of Trust.
*4.12	Form of Trust Preferred Security.
4.13	Form of Preferred Securities Guarantee Agreement.
5.1	Legal Opinion of Conyers, Dill & Pearman.
5.2	Legal Opinion of Baker & McKenzie LLP.
5.3	Legal Opinion of Richards, Layton & Finger, P.A.
12.1	Statement regarding computation of ratios.
23.1	Consent of Conyers, Dill & Pearman (included in Exhibit 5.1).
23.2	Consent of Baker & McKenzie LLP (included in Exhibit 5.2).
23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3).
23.4	Consent of PricewaterhouseCoopers LLP with respect to Quanta Capital Holdings Ltd.
23.5	Consent of PricewaterhouseCoopers LLP with respect to Environmental Strategies Consulting LLC.
24.1	Power of Attorney (included on signature page to this registration statement).

Exhibit Number	Description
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under Junior Subordinated Debt Indenture.
25.2	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the institutional trustee under the Amended and Restated Declaration of Trust of QCH Capital Trust I.
25.3	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the institutional trustee under the Amended and Restated Declaration of Trust of QCH Capital Trust II.
25.4	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of Quanta Holdings for the benefit of the Trust Preferred Securities holders of QCH Capital Trust I.
25.5	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of the preferred guarantee trustee under the Preferred Securities Guarantee Agreement of Quanta Holdings for the benefit of the Trust Preferred Securities holders of QCH Capital Trust II.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934 and incorporated by reference to this registration statement.

Note: We will file as an exhibit to a Current Report on Form 8-K any required opinion of counsel as to certain tax matters relating to securities being offered hereby.